Exhibit 10.27
Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
SECOND AMENDED AND RESTATED
LICENSE AGREEMENT
dated as of
July 3, 2006
between
ARADIGM CORPORATION
and
NOVO NORDISK A/S

TABLE OF CONTENTS

		Page
	ARTICLE 1
	Definitions

Section 1.01.	Definitions	2
Section 1.02.	Other Defined Terms	9
Section 1.03.	Other Definitional and Interpretative Provisions	9

	ARTICLE 2
	Rights and Obligations of the Parties

Section 2.01.	Development Program	10
Section 2.02.	Review Committee	10
Section 2.03.	Obligations of the Parties in Respect of the Review Committee	11
Section 2.04.	Responsibilities of the Review Committee	12
Section 2.05.	Diligent Efforts	12
Section 2.06.	Use Restrictions	13
Section 2.07.	Alternative Technology	13
Section 2.08.	Noncompetition	15
Section 2.09.	Product Liability	16

	ARTICLE 3
	Grant of License

Section 3.01.	License	16
Section 3.02.	Sublicense	16
Section 3.03.	Additional Licenses	16
Section 3.04.	Publicly Available Information	17

	ARTICLE 4
	Supply

Section 4.01.	Novo Nordisk Supply Obligations	18

	ARTICLE 5
	Royalty Payments

Section 5.01.	Royalty Payment	18
Section 5.02.	Royalty Payments Schedule	19
Section 5.03.	Additional Royalty Provisions	20
Section 5.04.	Record Keeping	20
Section 5.05.	Audit Right	21
Section 5.06.	Withholding Taxes	21
Section 5.07.	Currency	21

i

		Page
	ARTICLE 6
	Intellectual Property

Section 6.01.	Aradigm Intellectual Property Rights	22
Section 6.02.	Novo Nordisk Intellectual Property Rights	22
Section 6.03.	Notice by Aradigm	23
Section 6.04.	Notice by Novo Nordisk	24
Section 6.05.	Pursuit of Patents	25
Section 6.06.	License Option in Lieu of Ownership	26

	ARTICLE 7
	Patent Cooperation

Section 7.01.	Enforcement of Patent Rights	27
Section 7.02.	Initiation of Action Relating to Patents	27
Section 7.03.	Interferences	32
Section 7.04.	Defense and Settlement of Third Party Patent Claims	33
Section 7.05.	Sharing Of License Revenue	34

	ARTICLE 8
	Secrecy

Section 8.01.	Confidentiality	34
Section 8.02.	Publication Planning	36
Section 8.03.	Term of Confidentiality Provisions	36

	ARTICLE 9
	Notice

Section 9.01.	Notice	36
Section 9.02.	Deemed Receipt of Notice	37

	ARTICLE 10
	Term and Termination

Section 10.01.	Term	37
Section 10.02.	Termination by Novo Nordisk	37
Section 10.03.	Termination by Aradigm	38
Section 10.04.	Termination By Either Party	38
Section 10.05.	Rights and Obligations of the Parties after Termination	38
Section 10.06.	Additional Effects of Termination or Expiration	45

	ARTICLE 11
	Dispute Resolution and Governing Law

Section 11.01.	Dispute Resolution	45
Section 11.02.	Governing Law	46

ii

		Page
	ARTICLE 12
	Miscellaneous

Section 12.01.	Bankruptcy Code Considerations	46
Section 12.02.	Binding Agreement	47
Section 12.03.	Severability	47
Section 12.04.	Amendments and Waivers	47
Section 12.05.	Expenses	47
Section 12.06.	Successors and Assigns	47
Section 12.07.	Counterparts; Third Party Beneficiaries	47
Section 12.08.	Entire Agreement	48

Appendix A –	Transferred Patents
Appendix B	Transferred Selected Pulmonary Delivery Patents

iii

SECOND AMENDED AND RESTATED AND LICENSE AGREEMENT
     This SECOND AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”) is entered into as of July 3, 2006 by and between Aradigm Corporation, a corporation duly organized and existing under the laws of the State of California (“Aradigm”) and Novo Nordisk A/S, a company duly organized and existing under the laws of Denmark (“Novo Nordisk”).
     WHEREAS, Novo Nordisk and Aradigm entered into a Development and License Agreement dated as of June 2, 1998, as amended by Amendment No. 1 thereto dated as of October 22, 2001 (the “Development and License Agreement”) to develop a system for pulmonary delivery of insulin (and potentially other compounds) and under which Aradigm granted to Novo Nordisk an exclusive, world-wide license under certain patent rights and “know-how”, to use, market, distribute, sell and sublicense products resulting from such development program in the Field (as defined herein and therein);
     WHEREAS, Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”) entered into a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they restructured their existing arrangements regarding the development, production and commercialization of the Development Program (as defined herein) and to certain other matters as set forth therein;
     WHEREAS, Novo Nordisk and Aradigm entered into an Amended and Restated License Agreement dated as of January 26, 2005 (the “First Amended License Agreement”) as a precondition to performance on the part of Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of their respective obligations under the Restructuring Agreement;
     WHEREAS, Novo Nordisk and Aradigm have entered into an Assignment of Letters Patent and Applications for Letters Patent dated as of the date hereof relating to certain U.S. patents and patent applications (the “U.S. Patent Assignment”) and an Assignment of Non-U.S. Letters Patent and Applications for Non-U.S. Letters Patent dated as of the date hereof relating to certain foreign patents and patent applications (the “Non-U.S. Patent Assignment” and, together with the U.S. Patent Assignment, the “Patent Assignment”) pursuant to which Aradigm has assigned to Novo Nordisk all right, title and interest in and to the Transferred Patents (as defined herein) and the Transferred Selected Pulmonary Delivery Patents (as defined herein);
     WHEREAS, Novo Nordisk and Aradigm have entered into a Promissory Note and Security Agreement dated as of the date hereof (the “Loan and Security Agreement”) pursuant to which Novo Nordisk has lent U.S. $7.5 million to Aradigm on the terms and conditions set forth therein;

     WHEREAS, Novo Nordisk and Aradigm have agreed to amend and restate the First Amended License Agreement concurrent with the assignment to Novo Nordisk of the Transferred Patents and the Transferred Selected Pulmonary Delivery Patents; and
     WHEREAS, Novo Nordisk has paid U.S. $8.0 million to Aradigm in consideration of Aradigm’s agreement to a reduction in the royalty rates set forth in the First Amended License Agreement and such reduced royalty rates are set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions.
     The following terms, as used herein, shall have the following meanings:
     “Affiliates” shall have the meaning set forth in the Restructuring Agreement.
     “Alternative Technology” shall mean any pulmonary drug delivery technology that may be covered by Transferred Patents and/or Transferred Selected Pulmonary Delivery Patents, but that (a) does not use any Aradigm Know-How and (b) is not claimed by any Aradigm Patent Rights.
     “Alternative Technology Effective Date” means the date that is the earlier of (a) three (3) years after the delivery (without subsequent withdrawal) as permitted under Section 2.07(c)) by Novo Nordisk to Aradigm of an Alternative Technology Notice for a product using a specific insulin or insulin analog class described in such Alternative Technology Notice and (b) the granting of Regulatory Approval for such product.
     “Alternative Technology Notice” means written notice provided by Novo Nordisk to Aradigm pursuant to Section 2.07(c) stating that Novo Nordisk intends to commence commercialization of a product using an Alternative Technology to deliver insulin and insulin analogs.
     “Aradigm Background IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions (whether patentable or not), and all related intellectual property rights, Made Jointly by the Parties or individually by one (1) of the Parties as a part of the Development Program under the Development and License Agreement prior to the Original Effective Date and which relate to the Packaged Product (except as specified with respect to the Program Compounds, formulations thereof or the interactions between materials and such formulations) and the Device; provided that Aradigm Background IPR shall not include any Transferred Patents or Transferred Selected Pulmonary Delivery Patents or knowledge, information, expertise, results, improvements or inventions, or related intellectual property with respect to the Transferred Patents or Transferred Selected Pulmonary Delivery Patents. The Aradigm Background IPR shall be included within the Aradigm Patent Rights or Aradigm Know-How, as applicable.
     “Aradigm Know-How” shall mean all knowledge, information and expertise made or developed by Aradigm prior to the Original Effective Date related to the development and production of the Device, the Packaged Product and the Program Compounds (introduced into the Development Program prior to the Original Effective Date), whether or not covered by Aradigm Patent Rights or any other industrial or intellectual property right of Aradigm, including but not limited to clinical data, technical data, experimental results, specifications, techniques, methods, processes and written materials.
     “Aradigm New IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, that are made or developed after the Original Effective Date and prior to the termination of this Agreement, and that: (a) are Made Jointly by Novo Nordisk and Aradigm or by Aradigm alone and that relate solely to any Device (including without limitation the manufacturing thereof) and/or Packaged Product (including without limitation the manufacturing thereof, except as specified with respect to the Program Compounds, formulations thereof or the interactions between materials and such formulations); or (b) are made or developed by Aradigm alone and that relate solely to any method of treatment within the Field (including without limitation medical data, algorithms for dosing, models for predicting dosing and/or optimizing treatment, clinical data and patient data); provided that Aradigm New IPR shall not include any knowledge, information, expertise, results, improvements or inventions or related intellectual property rights with respect to the Transferred Patents or Transferred Selected Pulmonary Delivery Patents.
     “Aradigm Patent Rights” shall mean any and all of Aradigm’s patents and patent applications possessed by Aradigm prior to the Original Effective Date (other than the Transferred Patents and Transferred Selected Pulmonary Delivery Patents) related to the Device, the Packaged Product and the Program Compounds introduced into the Development Program prior to the Original Effective Date, including (a) the patents and patent applications listed on Schedule 3.13(a)(i) to the Restructuring Agreement (other than the Transferred Patents and Transferred Selected Pulmonary Delivery Patents), (b) patents and patent applications relating to the development, production and use of the Device, the Packaged Product, and the Program Compounds introduced into the Development Program prior to the Original Effective Date (other than the Transferred Patents and Transferred

Selected Pulmonary Delivery Patents), and (c) all continuations, continuations-in-part, divisionals or re-issues of such patents and patent applications and any patents issuing thereon or extensions thereof or any foreign counterparts thereof. Extensions of patents shall include: (i) extensions under the U.S. Patent Term Restoration Act, (ii) extensions of patents under the Japanese Patent Law, (iii) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area and (iv) similar extensions under any applicable law in the Territory.
     “Baselines” shall mean the forecast amounts of Net Sales of the Insulin Compound Packaged Products and the Device separately communicated to Aradigm prior to the Original Effective Date and “Baseline” shall mean the forecast amount for any particular calendar year following First Marketing of the Insulin Compound Packaged Products and the Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof.
     “Broad Regulatory Approval” shall mean, with respect to Packaged Products and the Device, Regulatory Approval authorizing marketing thereof for the treatment of patients with diabetes mellitus (type 1 and type 2).
     “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
     “Co-Existence Agreement” shall have the meaning set forth in the Restructuring Agreement.
     “Development Program” shall mean the development of the Packaged Product and the Device, including the pre-clinical and clinical development programs required for registration and approval of the Packaged Product and the Device in the Territory conducted by the Parties under the Development and License Agreement prior to the Original Effective Date, and as thereafter conducted by Novo Nordisk in accordance with the First Amended License Agreement and this Agreement.
     “Device” shall mean: (a) any pulmonary delivery device that (i) has been developed in the course of the Development Program prior to the Original Effective Date, and (ii) is based on the device technology described by the Transferred Patents, the Transferred Selected Pulmonary Delivery Patents and the Aradigm Patent Rights or utilizing Aradigm Know-How; and (b) any improved or later generation version thereof, in each case, together with any accessories, used to administer any Program Compound contained in a disposable unit dose package, developed in the course of the Development Program after the Original Effective Date.
     “Diligent Efforts” shall mean, with respect to efforts of any Party hereto, no less than the efforts that such Party applies to: (a) development, manufacture or commercialization of its own compounds or products with similar regulatory requirements and market potential; and (b) prosecution, maintenance and/or defense of intellectual property rights of similar importance.
     “Field” shall mean pulmonary administration of insulin, insulin analogs and any other compounds whose principal therapeutic effect is to control blood glucose levels in humans, including but not limited to glucagon-like peptide (“GLP”), GLP-1 and analogs of GLP.
     “First Marketed Product and Device” shall be deemed to mean the first of any of the following products for which First Marketing by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof shall have occurred: (1) the Insulin Compound Packaged Product and the Device, (2) any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device and (3) any products using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)).
     “First Marketing” shall mean the making available for sale of the applicable product in commercial quantities for the first time in any country in the Territory.
     “First Marketing Commencement Date” shall mean the date on which the applicable First Marketing shall have commenced.
     [****]
     “Insulin Compound” shall mean recombinant human insulin.
     “Insulin Compound Packaged Product” shall mean the disposable unit dose packages developed in the course of the Development Program containing Insulin Compound, packaged for use with the Device for pulmonary delivery of such Insulin Compound.
     “Joint Marketing Partners” shall mean any co-marketers, co-promoters and/or rental sales forces.
     “Later Marketed Product and Device” shall be deemed to mean any and all of the following products for which First Marketing by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof shall have occurred following First Marketing of the First Marketed Product and Device: (1) the Insulin Compound Packaged Product and the Device, (2) any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device or (3) any products using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)).

****	Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Know-How” shall mean the Aradigm Know-How and Novo Nordisk Know-How, collectively.
     “Made Jointly” shall mean “made jointly” as such term is interpreted under applicable U.S. patent law.
     “Net Sales” shall mean the invoiced gross revenue from sales of the applicable product, when invoiced to any third party in an arm’s-length transaction less: (a) Trade, cash and/or quantity discounts or rebates, if any; (b) Credits or allowances given for rejection or return of such products previously sold as well as the cost of replacement products, including shipping and other incidental charges related thereto; (c) Any tax or governmental charge other than income tax levied on the sale thereof or customs duties associated therewith; and (d) Freight, insurance and other similar expenses billed separately to the customer. Upon a request by Aradigm or Novo Nordisk, as the case may be, supported by suitable documentation reflecting actual operating experience, the Parties will agree on a fixed percentage of Net Sales of the applicable product to represent item (d).
     “Novo Nordisk Affiliate Group” shall mean Novo Nordisk and its Affiliates, collectively.
     “Novo Nordisk Background IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions (whether patentable or not), and all related intellectual property rights, Made Jointly by the Parties or individually by one (1) of the Parties as a part of the Development Program under the Development and License Agreement prior to the Original Effective Date and which relate to any Program Compound, formulations thereof or the interactions between materials and such formulations, but excluding aspects of the formulation relating to the aerosolization of the Program Compounds. The Novo Nordisk Background IPR shall be included within the Novo Nordisk Patent Rights or Novo Nordisk Know-How, as applicable.
     “Novo Nordisk Know-How” shall mean all knowledge, information and expertise made or developed by Novo Nordisk prior to the Original Effective Date related to the Insulin Compound or that Novo Nordisk otherwise has contributed (or will contribute) to the Development Program, whether or not covered by Novo Nordisk Patent Rights or any other industrial or intellectual property right of Novo Nordisk, including but not limited to technical data, experimental results, specifications, techniques, methods, processes and written materials.
     “Novo Nordisk New IPR” shall mean (a) any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, made or developed by Novo Nordisk alone as a part of the Development Program after the Original Effective Date and prior to the termination of this Agreement that relate solely to any Device (including without limitation the manufacturing thereof) and/or Packaged

Product (including without limitation the manufacturing thereof); (b) any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, Made Jointly by Novo Nordisk and Aradigm or by Novo Nordisk alone as a part of the Development Program after the Original Effective Date and prior to the termination of this Agreement and which relate solely to any method of treatment within the Field (including without limitation medical data, algorithms for dosing, models for predicting dosing and/or optimizing treatment, clinical data and patient data); and (c) any and all results, improvements or inventions, whether patentable or not, and all related intellectual property rights, Made Jointly by Novo Nordisk and Aradigm, by Aradigm alone or by Novo Nordisk alone as a part of the Development Program after the Original Effective Date and prior to the termination of this Agreement and which relate to any Program Compound, formulations thereof or the interactions between materials and such formulations.
     “Novo Nordisk Patent Rights” shall mean any and all of Novo Nordisk’s patents and patent applications possessed by Novo Nordisk prior to the Original Effective Date related to any Program Compound, including (a) patents and patent applications relating to the production, development and use of any Program Compound and (b) all continuations, continuations-in-part, divisionals or re-issues of such patents and patent applications and any patents issuing thereon or extensions thereof or any foreign counterparts thereof. Extensions of patents shall include: (i) extensions under the U.S. Patent Term Restoration Act, (ii) extensions under the Japanese Patent Law, (iii) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area and (iv) similar extensions under any applicable law in the Territory.
     “Original Effective Date” shall mean January 26, 2005.
     “Packaged Product” shall mean any disposable unit dose package developed in the course of the Development Program containing the Insulin Compound or other Program Compounds, packaged for use with the Device for pulmonary delivery of such Insulin Compound or other Program Compounds.
     “Parties” shall mean the parties hereto and “Party” shall mean any one of the parties hereto.
     “Patent Rights” shall mean the Aradigm Patent Rights, patent rights under the Aradigm New IPR, Novo Nordisk Patent Rights and patent rights under the Novo Nordisk New IPR, collectively.
     “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Program Compounds” shall mean the Insulin Compound and any other insulin compounds, insulin analog compounds and non-insulin compounds included in the Development Program by Novo Nordisk in its sole discretion.
     “Regulatory Approval” shall mean the granting of a commercial marketing authorization for (a) a Packaged Product for delivery of a Program Compound using the Device, (b) the Device or (c) any product based on any Alternative Technology, as the case may be.
     “Regulatory Submission” shall mean the filing of an application for a commercial marketing authorization for (a) a Packaged Product for delivery of a Program Compound using the Device, (b) the Device or (c) any product based on any Alternative Technology, as the case may be.
     “Stage 1 Commercialization Period” shall mean the period commencing on the applicable First Marketing Commencement Date and ending on the third anniversary thereof.
     “Stage 2 Commercialization Period” shall mean the period commencing on the expiration of the applicable Stage 1 Commercialization Period and ending on the first anniversary thereof.
     “Stage 3 Commercialization Period” shall mean the period commencing on the expiration of the applicable Stage 2 Commercialization Period and ending on the termination of this Agreement; provided that, in the event of a termination by Novo Nordisk pursuant to either or both of Section 10.02 and Section 10.04, the Stage 3 Commercialization Period shall end on the later of (A) the date that is ten (10) years from the First Marketing of any Packaged Product and the Device, or another pulmonary product, as the case may be, and (B) the expiration date of the last patent (including any Transferred Patent or any Transferred Selected Pulmonary Delivery Patent) that covers the Packaged Product and the Device, or another pulmonary product, as the case may be, and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory.
     “Status Report” shall mean the status report on the Development Program to be provided by Novo Nordisk to Aradigm at meetings of the Review Committee as contemplated by Section 2.04(f) in a form consistent with Novo Nordisk’s practice.
     “Territory” shall include any and all countries of the world.
     “Transaction Agreements” shall have the meaning set forth in the Restructuring Agreement.
     “Transferred Patents” shall mean the Patents (as defined in the U.S. Patent Assignment) and the Patents (as defined in the Non-U.S. Patent

Assignment), each assigned by Aradigm to Novo Nordisk under the Patent Assignment and listed in Appendix A.
     “Transferred Selected Pulmonary Delivery Patents” shall mean the Patents (as defined in the U.S. Patent Assignment) assigned by Aradigm to Novo Nordisk under the U.S. Patent Assignment and listed in Appendix B.
     Section 1.02. Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Recitals
Aradigm	Recitals
Bankruptcy Code	12.01(a)
Confidential Information	8.01(d)
Development and License Agreement	Recitals
Directly Infringing Product	7.02(e)
Field Claim	7.02(d)
Field Infringement	7.04(a)
First Amended License Agreement	Recitals
Independent Auditor	5.05(a)
Loan and Security Agreement	Recitals
Non-Insulin Compound	2.07(b)
Non-U.S. Patent Assignment	Recitals
Novo Nordisk	Recitals
Novo Nordisk Delivery Technologies, Inc.	Recitals
Patent Assignment	Recitals
Representatives	8.01(d)
Restructuring Agreement	Recitals
Review Committee	2.02
Royalty Paying Party	5.02
Royalty Receiving Party	5.02
substantially the same as	7.02(e)
U.S. Patent Assignment	Recitals
     Section 1.03. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any Party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Appendices, Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Appendices, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
ARTICLE 2
Rights and Obligations of the Parties
     Section 2.01. Development Program. Novo Nordisk shall conduct the Development Program in its sole discretion and at its own expense.
     Section 2.02. Review Committee. The Parties have established a Review Committee (“Review Committee”). The Review Committee shall
     (a) consist of up to three (3) representatives of each Party, as notified by such Party to the other Party from time to time in writing. Other non-voting representatives of a Party may attend each meeting upon the approval of the Review Committee;
     (b) be chaired by a representative of Aradigm from the date hereof until December 31, 2006; provided that, after such date a representative from Novo Nordisk will chair the Review Committee from January 1, 2007 until December 31, 2007, and thereafter the Parties will alternate chairing the Review Committee on a calendar year basis;
     (c) meet periodically (at least once every six (6) months). Meetings shall be convened by the chairperson with at least thirty (30) calendar days prior written notice and such notice shall include an agenda. Either Party may request the chairperson to call a meeting, but in no event shall any Party request the chairperson to call more than four (4) meetings per calendar year; and
     (d) have minutes drafted of each meeting by the chairperson and signed by one representative of each Party.
     Section 2.03. Obligations of the Parties in Respect of the Review Committee. (a) The Parties agree that during the meetings of the Review Committee at which the semi-annual technology review required under Section 2.04 shall take place, they shall disclose and provide reasonable details relating to: (i) intellectual property rights and/or know-how with potential application in the Field in general and in later generation Packaged Products and Devices in particular; and (ii) plans, programs, results and ongoing developments that could lead to or result in Aradigm New IPR or Novo Nordisk New IPR, as applicable, including Aradigm New IPR and Novo Nordisk New IPR relating to later generation Packaged Products and Devices. For the avoidance of doubt, the obligation of Novo Nordisk to disclose and provide reasonable details under this Section 2.03 shall extend only to plans, programs, results and ongoing developments within the Development Program.
     (b) After Aradigm discloses and provides reasonable details relating to its intellectual property rights with potential application in the Field in accordance with Section 2.03(a), the Parties shall discuss and determine in good faith whether or not such intellectual property rights constitute Aradigm New IPR, Novo Nordisk New IPR or neither. In the event such determination requires further research and/or development to evaluate the utility of such intellectual property rights within the Development Program, the Parties shall agree in writing to the scope and design of such research and/or development activities pursuant to consulting arrangements as contemplated by Section 2.04(c) below. The Parties shall discuss in good faith and agree whether or not any knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, made or developed by Aradigm solely, Novo Nordisk solely, or Aradigm and Novo Nordisk jointly arising out of any such further research and/or development following disclosure of such Aradigm intellectual property rights constitute Aradigm New IPR, Novo Nordisk New IPR or neither. In the event the Parties determine that the Aradigm intellectual property rights have applications outside the Development Program or have applications both inside and outside the Development Program, upon written request by Novo Nordisk to Aradigm, Aradigm shall in good faith consider granting, but shall have no obligation to grant, a license under such intellectual property rights to Novo Nordisk for applications outside of the Development Program on terms to be agreed in writing between the Parties.
     (c) Novo Nordisk shall provide Aradigm with a copy of a presentation relating to any Status Report to be delivered at a Review Committee meeting at least ten (10) days prior to such Review Committee meeting.

     Section 2.04. Responsibilities of the Review Committee. The Review Committee shall be responsible for the following matters:
     (a) ensuring optimal cooperation between the Parties;
     (b) conducting semi-annual technology reviews within the field of pulmonary administration of drugs;
     (c) identifying and recommending, subject to the Parties’ agreement, consulting and other assignments to be performed by Aradigm under the Development Program or as contemplated by Section 2.03(b) at Novo Nordisk’s expense;
     (d) reviewing the status, process and strategy for prosecution and maintenance of patents in accordance with Article 6 and addressing any issues or developments arising therefrom;
     (e) overseeing ongoing implementation of the technology transfer process contemplated in the Restructuring Agreement;
     (f) reviewing any Status Report on the Development Program presented by Novo Nordisk; and
     (g) discussing any other matters as mutually agreed between the Parties.
     Section 2.05. Diligent Efforts. Novo Nordisk agrees that it will use its Diligent Efforts to develop and commercialize the Insulin Compound Packaged Product and the Device, including without limitation the following:
     (a) Novo Nordisk must use Diligent Efforts to clinically develop and register the Insulin Compound Packaged Product and the Device until it has obtained Broad Regulatory Approval of such Insulin Compound Packaged Product and the Device in the United States and the European Union;
     (b) Novo Nordisk must fund the Development Program for the Insulin Compound Packaged Product and the Device with [****] until a Regulatory Submission for Broad Regulatory Approval of such Insulin Compound Packaged Product and the Device has been made in the United States and the European Union;
     (c) until receipt of Broad Regulatory Approval by Novo Nordisk in the United States and the European Union, Novo Nordisk must expend [****]; and
     (d) within the three-year period following Novo Nordisk’s receipt of Broad Regulatory Approval in the United States in respect of the Insulin Compound Packaged Product and the Device, a member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof must accomplish First

****	Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Marketing of the Insulin Compound Packaged Product and the Device in the United States.
     For purposes of this Section 2.05, any reference to amounts in U.S. dollars to be funded or expended by Novo Nordisk shall be calculated on a pro rata basis for any calendar year in which this Agreement is not in full force and effect for the entire calendar year based on the actual number of days elapsed prior to the end of such calendar year.
     Section 2.06. Use Restrictions. Aradigm shall use Insulin Compounds supplied by Novo Nordisk, the Novo Nordisk Know-How and the know-how included within Novo Nordisk New IPR only as provided for in this Agreement. Novo Nordisk shall use the Aradigm Know-How and know-how included within Aradigm New IPR only as provided for in this Agreement.
     Section 2.07. Alternative Technology. (a) Subject to the terms of this Agreement, Novo Nordisk shall have the right to develop and commercialize products based on Alternative Technology for pulmonary delivery of insulin, insulin analogs, and non-insulin compounds within the Field.
     (b) In the event that Novo Nordisk commences clinical trials in humans for any product based on any Alternative Technology to deliver a non-insulin compound (a “Non-Insulin Compound”), such Non Insulin Compound will then be excluded from the Field, and Aradigm shall have the right to research, develop and/or commercialize (directly or through licensees) products based on Aradigm Patent Rights, Aradigm New IPR and/or Aradigm Know-How to deliver such Non-Insulin Compound or any compound that is in the same chemical class as such Non-Insulin Compound; provided that, Aradigm shall not be entitled to any license, including any implied license, under any patent rights or know-how of Novo Nordisk covering such Non-Insulin Compound. Novo Nordisk shall notify Aradigm in writing prior to the first dosing of the first patient in the first such clinical trial, if any.
     (c) Aradigm hereby acknowledges that: (i) subject to the terms of this Agreement, Novo Nordisk may be simultaneously conducting research and development alone or in collaboration with third parties on products using an Alternative Technology to deliver insulin and insulin analogs; and (ii) Novo Nordisk may supply insulin and insulin analogs to third parties free of charge for use in such third parties’ clinical studies using such third parties’ pulmonary delivery technology in exchange for rights in such technology in the Field; provided that, notwithstanding the foregoing, in the event that Novo Nordisk is conducting research on and developing any products using any Alternative Technology to deliver a specific insulin or insulin analog class, Novo Nordisk shall provide an Alternative Technology Notice to Aradigm of its intention to commence commercialization of such product at least three (3) years prior to First Marketing of such product. The Alternative Technology Notice may be withdrawn by Novo Nordisk, without penalty, for a specific insulin or insulin analog class at any time during the twelve (12) months following delivery of the Alternative Technology Notice.
     (d) From receipt of the Alternative Technology Notice until, if applicable, such notice is withdrawn as permitted under Section 2.07(c), the license described in Section 3.01 shall become non-exclusive to the extent necessary to permit Aradigm to discuss the product opportunity with potential marketing partners, prepare for potential development activities, and/or engage in exploratory trials, for the delivery of the specific insulin or insulin analog class that is the subject of such Alternative Technology Notice. In the event that Novo Nordisk has not withdrawn such Alternative Technology Notice within twelve (12) months as permitted under Section 2.07(c), the license described in Section 3.01 shall become non-exclusive, and the licenses described in Section 3.03(b) and Section 3.03(c) shall include the Field, to the extent necessary to enable Aradigm, alone or in collaboration with one (1) marketing partner, to develop and, from and after the Alternative Technology Effective Date, to commercialize devices and/or dose packages for the delivery of the specific insulin or insulin analog class that is the subject of such Alternative Technology Notice. Thereafter, for each Alternative Technology Notice delivered by Novo Nordisk, Aradigm may engage one (1) additional marketing partner in accordance with the procedures, for the purposes, on the timetables and subject to the limitations, set forth in this Section 2.07. Notwithstanding anything else contained herein, if Novo Nordisk withdraws the Alternative Technology Notice for a specific insulin or insulin analog class at any time during the twelve (12) months following delivery of the Alternative Technology Notice, then (i) the license granted under Section 3.01 shall become exclusive again with respect to the specific insulin or insulin analog class that is the subject of such withdrawn Alternative Technology Notice and (ii) the licenses described in Section 3.03(b) and Section 3.03(c) shall exclude the Field again.
     (e) No later than two (2) years after receipt of the Alternative Technology Notice, without subsequent withdrawal by Novo Nordisk, Aradigm may elect, by notifying Novo Nordisk in writing, to market, either alone or in collaboration with one (1) marketing partner, an insulin or insulin analog class that it would have the right to commercialize from and after the Alternative Technology Effective Date.
     (i) In the event that Aradigm delivers written notice to Novo Nordisk that Aradigm will not market or fails to deliver any notice regarding its intent to market, either alone or in collaboration with one (1) marketing partner, an insulin or insulin analog class that it would have the right to commercialize from and after the Alternative Technology Effective Date, notwithstanding Section 2.07(d), then the license granted to Novo Nordisk pursuant to Section 3.01 shall remain exclusive with respect thereto, and (A) until the sixth (6th) anniversary of the earlier of (I) First Marketing of a Packaged Product and the Device and (II) First Marketing of any product based on an Alternative Technology that has been described in the applicable Alternative Technology Notice, Aradigm shall be entitled to a royalty (in accordance with Section 5.01) on the Net Sales by any member of the Novo Nordisk Affiliate Group, or any permitted sublicensees thereof, of the product described in the applicable Alternative Technology Notice (whether or not such product is covered by any Transferred Patent or any Transferred Selected Pulmonary Delivery Patent); and (B) following the sixth (6th) anniversary of the earlier of (I) and (II) above, Aradigm shall be entitled to a royalty (in accordance with Section 5.01) on the Net Sales by any member of the Novo Nordisk Affiliate Group, or any permitted sublicensees thereof, of (1) any Packaged Product and the Device and (2) any product based on an Alternative Technology that has been described in the applicable Alternative Technology Notice to the extent that, and for so long as, such product is covered by any Transferred Patent or any Transferred Selected Pulmonary Delivery Patents.
     (ii) In the event that Aradigm delivers written notice to Novo Nordisk that Aradigm will market, either alone or in collaboration with one (1) marketing partner, any insulin or insulin analog class similar to the insulin or insulin analog class specified in the applicable Alternative Technology Notice, then Aradigm shall be entitled to a royalty only on Net Sales of any Packaged Product and the Device in accordance with Section 5.01 and shall not be entitled to a royalty on any product based on an Alternative Technology that has been described in such Alternative Technology Notice.
     (f) To the extent that Novo Nordisk obtains Regulatory Approval of any product using any Alternative Technology prior to the expiration of three (3) years following delivery of an Alternative Technology Notice for such product to Aradigm pursuant to Section 2.07(c), Aradigm and Novo Nordisk agree to negotiate in good faith regarding the potential for Novo Nordisk to commence First Marketing of such product using any Alternative Technology prior to the expiration of such three (3) year period; provided that, nothing in this Section 2.07(f) shall serve to limit in any way Aradigm’s rights or obligations hereunder or to provide Novo Nordisk with a right to commence First Marketing of any product using any Alternative Technology until the expiration of three (3) years following delivery of the Alternative Technology Notice for such product to Aradigm pursuant to Section 2.07(c).
     Section 2.08. Noncompetition. For so long as the license granted to Novo Nordisk under Section 3.01 is exclusive in the Field, except for activities and agreements otherwise expressly permitted under this Agreement, Aradigm shall be prohibited from entering into any agreement with any third party with respect to any activities within the Field, and shall not conduct any work program in the Field with Insulin Compound or any other Program Compound provided by any third party supplier without the prior written consent of Novo Nordisk.

     Section 2.09. Product Liability. Subject to the terms of this Section 2.09, product liabilities that are incurred prior to the first Regulatory Submission will be allocated between the Parties based on the fault or relative fault of the Parties. If negligence or fault cannot be so determined or allocated, then such liability shall be borne 80% by Novo Nordisk and 20% by Aradigm. Until the first Regulatory Submission, Aradigm shall be responsible for product liability to the extent such liability is attributable to: (a) any failure by Aradigm prior to the Original Effective Date to manufacture the Packaged Product and/or the Device in accordance with applicable standards and practices; (b) defects or flaws in design that are caused by Aradigm until the subsystem of the Packaged Product and/or Device as to which any such defect or flaw in design relates shall have been validated and verified by Novo Nordisk; or (c) Aradigm’s negligence. Following the first Regulatory Submission, Novo Nordisk shall assume responsibility for all product liability arising out of the conduct of the Development Program and the practice by any member of the Novo Nordisk Affiliate Group of the licenses granted to Novo Nordisk in this Agreement and Aradigm shall have no responsibility for any product liability arising out of the practice by any agent or permitted sublicensees of any member of the Novo Nordisk Affiliate Group of the licenses granted to Novo Nordisk in this Agreement.
ARTICLE 3
Grant of License
     Section 3.01. License. Subject to the terms of this Agreement, Aradigm hereby grants Novo Nordisk a world-wide, exclusive, royalty-bearing license under the Aradigm Patent Rights (including applicable Aradigm Background IPR), Aradigm New IPR and Aradigm Know-How (including applicable Aradigm Background IPR) to (a) develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any Packaged Product and the Device in and from the Territory for use within the Field, with the right to sublicense its customers and Joint Marketing Partners pursuant to Section 3.02, and (b) otherwise exercise and perform its rights and obligations under this Agreement.
     Section 3.02. Sublicense. Subject to the terms of this Agreement, Aradigm hereby grants Novo Nordisk the right to sublicense its customers and Joint Marketing Partners, under Novo Nordisk’s licenses under the Aradigm Patent Rights (including applicable Aradigm Background IPR), Aradigm New IPR and Aradigm Know-How (including applicable Aradigm Background IPR) in this Agreement (as applicable) to: (a) use any Packaged Product and the Device and (b) market, distribute, sell, offer to sell, import and/or export any Packaged Product and the Device, so long as said items were bought from any member of the Novo Nordisk Affiliate Group or from a Joint Marketing Partner.
     Section 3.03. Additional Licenses. (a) Subject to the terms of this Agreement, Aradigm shall and hereby does grant Novo Nordisk a perpetual, world-wide, non-exclusive, royalty-free license under any Aradigm New IPR

Made Jointly by Novo Nordisk and Aradigm to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with the right to sublicense its customers and Joint Marketing Partners pursuant to Section 3.02.
     (b) Subject to the terms of this Agreement, Novo Nordisk shall and hereby does grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under any Novo Nordisk New IPR that relate solely to any Device (or manufacturing thereof) and/or Packaged Product (or manufacturing thereof, except the Program Compounds, formulations thereof and the interactions between materials and such formulations) to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with a right to sublicense. Such right to sublicense shall be royalty-bearing (such royalty to be determined in accordance with the provisions set forth in Section 5.03(a)) to the extent that (i) Aradigm receives from the sublicensee thereof a royalty or other compensation and (ii) without such sublicense, the applicable product would otherwise infringe the patents included within Novo Nordisk New IPR.
     (c) Subject to the terms of this Agreement, Novo Nordisk shall and hereby does grant Aradigm a perpetual, world-wide, exclusive, royalty-free license under the Transferred Patents and Transferred Selected Pulmonary Delivery Patents to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with a right to sublicense.
     (d) Subject to the terms of this Agreement, Novo Nordisk shall and hereby does grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under any Novo Nordisk New IPR Made Jointly by Novo Nordisk and Aradigm relating solely to any method of treatment to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field.
     (e) Aradigm hereby agrees not to object to or disagree with the use by Novo Nordisk of the AERIX trademark pursuant to the terms of the Co-Existence Agreement.
     Section 3.04. Publicly Available Information. For the avoidance of doubt, nothing contained in this Agreement shall preclude any member of the Novo Nordisk Affiliate Group from using any publicly-available knowledge, information and expertise related to or disclosed in the Patent Rights or that is otherwise publicly-available.

ARTICLE 4
Supply
     Section 4.01. Novo Nordisk Supply Obligations. Novo Nordisk agrees that it will use its reasonable efforts to obtain consent from third party suppliers to permit Aradigm to purchase inventory at a cost no greater to Aradigm than the cost to Novo Nordisk so long as (i) the inventory is identical to inventory purchased by Novo Nordisk for exclusive use in the Development Program and (ii) the delivery of such inventory is consistent in all respects with the delivery of inventory ordered by Novo Nordisk. Notwithstanding the foregoing, Novo Nordisk shall not be responsible for ordering, invoicing, logistical support or warehousing of the inventory purchased by Aradigm in accordance with this Section 4.01 and Aradigm shall be responsible for any and all actions relating to such ordering, invoicing, logistical support and warehousing.
ARTICLE 5
Royalty Payments
     Section 5.01. Royalty Payment. (a) In consideration of the rights which Novo Nordisk has obtained in Aradigm Patent Rights, Aradigm Background IPR, Aradigm Know-How, Aradigm New IPR, Transferred Patents and Transferred Selected Pulmonary Delivery Patents, Novo Nordisk shall pay to Aradigm:
     (i) in the event that the First Marketed Product and Device is the Insulin Compound Packaged Product and the Device, (A) three and one-quarter percent (3.25%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during any year during the Stage 1 Commercialization Period up to and including the applicable Baseline for such year plus three and fifty-five hundredths percent (3.55%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such year; (B) four percent (4.00%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period up to and including the applicable Baseline for such period plus four and three-tenths percent (4.30%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such period; and (C) five percent (5.00%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during any year during the Stage 3 Commercialization Period up to and including the applicable Baseline in such year plus five and three-tenths percent (5.30%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such year; or

     (ii) in the event that the First Marketed Product and Device is any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device or any product using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)), (A) three and four-tenths percent (3.40%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 1 Commercialization Period; (B) four and fifteen-hundredths percent (4.15%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period; and (C) five and fifteen-hundredths percent (5.15%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 3 Commercialization Period.
     (b) In consideration of the rights which Novo Nordisk has obtained in Aradigm Patent Rights, Aradigm Background IPR, Aradigm Know-How, Aradigm New IPR, Transferred Patents and Transferred Selected Pulmonary Delivery Patents, Novo Nordisk shall also pay to Aradigm (i) four and one-quarter percent (4.25%) of Net Sales of any Later Marketed Product and Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 1 Commercialization Period; and (ii) five percent (5.00%) of Net Sales of any Later Marketed Product and Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period and the Stage 3 Commercialization Period; provided that: in the event that such Later Marketed Product and Device is the Insulin Compound Packaged Product and the Device and that Net Sales thereof exceed the Baseline in any year during the Stage 2 Commercialization Period and the Stage 3 Commercialization Period, Novo Nordisk shall pay to Aradigm five percent (5.00%) of such Net Sales of such Insulin Compound Packaged Product and the Device up to and including the applicable Baseline in such year plus five and three-tenths percent (5.30%) of Net Sales (if any) of such Insulin Compound Packaged Product and the Device in excess of the applicable Baseline in such year.
     Section 5.02. Royalty Payments Schedule. Payments due in accordance with Section 5.01 and any royalty payments due under Articles 2 and 10 shall be payable within forty-five (45) days after January 1, April 1, July 1 and October 1 of each calendar year in which such royalties are due under this Agreement. The Party with a royalty payment obligation hereunder shall provide the other Party with a reconciliation report in a form to be agreed between the Parties showing the calculation of Net Sales for each calendar year within seventy-five (75) days after the end of such year. In the event that a reconciliation report demonstrates that a Party (the “Royalty Paying Party”) shall have paid an amount in excess of or less than the royalty payments due under Section 5.01 or Articles 2 or 10, as the case may be, then the other Party (the “Royalty Receiving Party”) shall pay to the Royalty Paying Party such excess amount, or the Royalty Paying Party shall pay to the Royalty Receiving Party the difference between the amount otherwise due hereunder and the amount such Royalty Paying Party shall have paid in accordance with the first sentence of this Section 5.02, as the case may be.
     Section 5.03. Additional Royalty Provisions. (a) Any reference to “royalty-bearing” or to a “royalty” shall mean, unless otherwise expressly established in this Agreement, a royalty or other compensation that will be negotiated in good faith between the Parties in respect of the applicable patent(s) included within the licensed intellectual property rights. Each such royalty will be agreed on a case-by-case basis, taking into account the non-exclusive or exclusive term, the importance of the originator’s invention and the strength and commercial importance of the applicable intellectual property rights (including the effect of any trade secret status of any Aradigm Know-How or Novo Nordisk Know-How, as the case may be). Additionally, the payment schedules, audit and other provisions of this Article 5 shall apply to the extent practicable, unless otherwise agreed by the Parties in writing.
     (b) For the avoidance of doubt, in no event shall either Aradigm pay a royalty to Novo Nordisk or Novo Nordisk pay a royalty to Aradigm, respectively, for Novo Nordisk New IPR or Aradigm New IPR, respectively, if such Novo Nordisk New IPR or Aradigm New IPR, respectively, is Made Jointly.
     (c) Following the expiration of the last to expire of the Aradigm Patent Rights, the Transferred Patents, the Transferred Selected Pulmonary Delivery Patents and patents included in the Aradigm New IPR, if: (i) Novo Nordisk experiences a material reduction in the gross margins of products bearing royalties under this Agreement in the United States, any member state of the European Union and/or Japan as a result of pricing actions by competitors who, had such patents not expired, would be infringing one (1) or more of the Aradigm Patent Rights, the Transferred Patents, the Transferred Selected Pulmonary Delivery Patents or patents included in the Aradigm New IPR; and (ii) Novo Nordisk is in compliance with all of its material obligations under this Agreement at the time of such material reduction in gross margins, then Novo Nordisk may request a reduction in the applicable royalty rates hereunder for the specific geographic area (whether the United States, any member state of the European Union and/or Japan). Within sixty (60) days of such request, the Parties will meet to review Novo Nordisk’s financial and marketing information pertinent to such request and to negotiate and agree on a reduction in the royalty rates hereunder that is proportionate to the reduction in gross margins experienced by Novo Nordisk or that otherwise fairly reflects the diminished value of the applicable products to Novo Nordisk.
     Section 5.04. Record Keeping. Each Party shall maintain, for a period of three (3) years following the last day of the year to which such records and other financial information relate, complete and correct records of Net Sales and other financial information that it deems necessary to determine such Net Sales and shall report such information as it deems relevant along with each royalty payment made to the other Party in accordance with this Article 5.
     Section 5.05. Audit Right. (a) Aradigm may, no more than once in respect of each calendar year, at Aradigm’s expense, appoint an independent auditor (the “Independent Auditor”) reasonably acceptable to Novo Nordisk to review the payments made by Novo Nordisk to Aradigm in accordance with the provisions set forth in Articles 2, 5 and 10 in such calendar year. In the event the Independent Auditor determines that additional amounts are due to Aradigm, Novo Nordisk shall pay such additional amounts to Aradigm and, to the extent that such additional amounts represent at least five percent (5.00%) of the total amounts paid to Aradigm under Section 5.02 in respect of such calendar year, shall reimburse Aradigm for the fees and expenses of the Independent Auditor. In the event the Independent Auditor determines that additional amounts are due to Aradigm representing less than five percent (5.00%) of the total amounts paid to Aradigm under Section 5.02 in any calendar year, then Novo Nordisk shall have no obligation to reimburse Aradigm for the fees and expenses of the Independent Auditor.
     (b) Novo Nordisk may, no more than once in respect of each calendar year, at Novo Nordisk’s expense, appoint an Independent Auditor reasonably acceptable to Aradigm to review the payments made (if any) by Aradigm to Novo Nordisk in accordance with the provisions set forth in Articles 2, 5 and 10 in such calendar year. In the event the Independent Auditor determines that additional amounts are due to Novo Nordisk, Aradigm shall pay such additional amounts to Novo Nordisk and, to the extent that such additional amounts represent at least five percent (5.00%) of the total amounts paid to Novo Nordisk under Section 5.02 in respect of such calendar year, shall reimburse Novo Nordisk for the fees and expenses of the Independent Auditor. In the event the Independent Auditor determines that additional amounts representing less than five percent (5.00%) of the total amounts paid to Novo Nordisk under Section 5.02 in any calendar year are due to Novo Nordisk, then Aradigm shall have no obligation to reimburse Novo Nordisk for the fees and expenses of the Independent Auditor.
     Section 5.06. Withholding Taxes. Under no circumstances shall either Party be required to pay any amount in excess of or in addition to the payments agreed under this Agreement. If any payment made by either Party under this Agreement is subject to withholding tax, such withholding tax shall be borne by the other Party and shall be deducted from any such payments made. Each Party shall support the other Party in its efforts of minimizing any such withholding taxes and reasonably provide such other Party with relevant information about documentation needed to reduce the withholding tax to a legal minimum or to secure applicable credits in respect thereof.
     Section 5.07. Currency. Payments under this Agreement in respect of Net Sales made, and amounts expended, in currencies other than U.S. dollars shall be calculated on the average daily exchange rate for the applicable year-to-date period (i.e., from January 1 of each year to the last Business Day of the financial quarter in which such payment is made) for exchanging such currency into U.S. dollars at the rate for buying U.S. dollars published in the Wall Street Journal.
ARTICLE 6
Intellectual Property
     Section 6.01. Aradigm Intellectual Property Rights. (a) Except as provided in this Article 6, Aradigm shall remain the sole owner of all Aradigm Background IPR, Aradigm Patent Rights, Aradigm Know-How and Aradigm New IPR and shall use Diligent Efforts to maintain and defend such Aradigm Background IPR, Aradigm Patent Rights, Aradigm Know-How and Aradigm New IPR.
     (b) Aradigm shall be responsible for filing, maintaining and defending any patents filed based on Aradigm Background IPR and will timely inform Novo Nordisk of its intentions, activities and filings in this respect. Aradigm will grant Novo Nordisk a perpetual, world-wide, non-exclusive, royalty-free license under the Aradigm Background IPR, to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the field of pulmonary delivery, with the right to sublicense. Should Aradigm decide not to patent an invention included in the Aradigm Background IPR in any country, or should Aradigm decide to abandon any such patent or patent application in any country, then Novo Nordisk shall have the right to do so at its expense. In such case, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application based on such Aradigm Background IPR, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (and such license shall be limited to products outside the Field for so long as Novo Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and, thereafter, outside and inside the Field), with the right to sublicense.
     Section 6.02. Novo Nordisk Intellectual Property Rights. (a) Except as provided in this Article 6, Novo Nordisk shall remain the sole owner of all Novo Nordisk Background IPR, Novo Nordisk Patent Rights, Novo Nordisk Know-How, Novo Nordisk New IPR, the Transferred Patents and the Transferred Selected Pulmonary Delivery Patents and shall use Diligent Efforts to maintain and defend the Transferred Patents and Transferred Selected Pulmonary Delivery Patents.
     (b) Novo Nordisk shall be responsible for filing, maintaining and defending any patents filed based on Novo Nordisk Background IPR and will timely inform Aradigm of its intentions, activities and filings in this respect. Novo

Nordisk will grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under the Novo Nordisk Background IPR (to the extent such Novo Nordisk Background IPR relates to the Insulin Compound), to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with the right to sublicense. Should Novo Nordisk decide not to patent an invention included in the Novo Nordisk Background IPR in any country, or should Novo Nordisk decide to abandon any such patent or patent application in any country, then Aradigm shall have the right to do so at its expense. In such case, Aradigm shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Aradigm elects to become the owner of any patent or patent application based on such Novo Nordisk Background IPR, Aradigm shall grant Novo Nordisk a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with the right to sublicense.
     (c) Novo Nordisk shall be responsible for filing, maintaining and defending any patents filed based on Transferred Patents and Transferred Selected Pulmonary Delivery Patents and will timely inform Aradigm of its intentions, activities and filings in this respect and provide Aradigm with copies of all substantive communications between Novo Nordisk and the United States Patent and Trademark Office (or any other relevant patent authority). Furthermore, Novo Nordisk shall provide Aradigm with a reasonable opportunity to comment on proposed strategies and responses relating to such prosecution. Should Novo Nordisk decide not to patent an invention included in the Transferred Patents or the Transferred Selected Pulmonary Delivery Patents in the European Union, the United States, Japan or Australia, or should Novo Nordisk decide to abandon any such patent or patent application in the European Union, the United States, Japan or Australia, then Aradigm shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Aradigm elects to become the owner of any such patent or patent application, Aradigm shall grant Novo Nordisk a royalty-bearing license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with the right to sublicense.
     Section 6.03. Notice by Aradigm. (a) During the term of this Agreement, Aradigm shall provide written notice to Novo Nordisk of any results, improvements or inventions relevant to the Field prior to public disclosure of such results, improvements or inventions in order to enable Novo Nordisk to determine, upon consultation with Aradigm, the best method of protecting such results, improvements or inventions.
     (b) Aradigm shall provide periodically, but no less than twice per calendar year, to Novo Nordisk a list of results, improvements or inventions made by Aradigm relevant to the Field (including without limitation changes to the manufacturing process).

     (c) Aradigm shall provide reasonable access to its employees, contractors and suppliers to enable Novo Nordisk to perform intellectual property audits once per calendar year to ensure that adequate protection is sought and maintained for intellectual property developed by Aradigm within the Field or relevant to the Field. In the event that Novo Nordisk determines, as a result of its intellectual property audit or otherwise, that patent applications should be filed in any country, Novo Nordisk shall request Aradigm to pursue such patent applications; provided that, to the extent that Aradigm reasonably refuses such request, and solely with respect to any Aradigm New IPR under which Novo Nordisk is licensed pursuant to Section 3.01, Novo Nordisk shall have the right to file any such patent applications. In such case, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application based on such Aradigm Background IPR, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (provided that, such license shall be limited to products outside the Field for so long as Novo Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and thereafter, outside and inside the Field), with the right to sublicense. Aradigm shall use its Diligent Efforts to cause its employees and contractors to assist in prosecuting any patent applications requested by Novo Nordisk in accordance with this Section 6.03(c).
     (d) Novo Nordisk shall be entitled to bring or enter any litigation in the defense and enforcement of any patents filed by Novo Nordisk following Aradigm’s abandonment of such patent or patent application as contemplated in Section 6.01(b), Section 6.02(b) or Section 6.03(c) in respect of the activities of any infringer thereof in the Field or any patents licensed exclusively to Novo Nordisk under Section 6.06. Aradigm agrees to be joined as a party, and Novo Nordisk agrees to pay Aradigm’s reasonable litigation costs.
     Section 6.04. Notice by Novo Nordisk. (a) During the term of this Agreement, Novo Nordisk shall provide written notice to Aradigm of any results, improvements or inventions relevant to the Development Program (other than any results, improvements or inventions relevant to formulation of compounds or to the interactions between materials and formulation of compounds) prior to public disclosure of such results, improvements or inventions to enable Aradigm to determine, upon consultation with Novo Nordisk, the best method of protecting the results, improvements or inventions.
     (b) Novo Nordisk shall provide periodically, but no less than twice per calendar year, to Aradigm a list of results, improvements or inventions made by Novo Nordisk relevant to the Development Program (other than any results, improvements or inventions relating to formulation of compounds or to the interactions between materials and formulation of compounds).

     (c) Novo Nordisk shall provide reasonable access to its employees, contractors and suppliers who are (or have been within one (1) year of the time at which such access is requested by Aradigm) working on the Development Program to enable Aradigm to perform intellectual property audits once per calendar year to ensure that adequate protection is sought and maintained for intellectual property developed by Novo Nordisk relevant to the Development Program (other than any results, improvements or inventions relating to formulation of compounds or to the interactions between materials and formulation of compounds). In the event that Aradigm determines, as a result of its intellectual property audit or otherwise, that patent applications should be filed in any country, Aradigm shall request Novo Nordisk to pursue such patent applications; provided that, to the extent that Novo Nordisk reasonably refuses such request, and solely with respect to any Novo Nordisk New IPR licensed under Section 3.03(b) and (d), Aradigm shall have the right to file any such patent applications. In such case, Aradigm shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Aradigm elects to become the owner of any such patent application, Aradigm shall grant Novo Nordisk a world-wide, nonexclusive, royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with the right to sublicense. Novo Nordisk shall use its Diligent Efforts to cause its employees and contractors to assist in prosecuting any patent applications requested by Aradigm in accordance with this Section 6.04(c).
     (d) Aradigm shall be entitled to bring or enter any litigation in the defense and enforcement of any patents filed by Aradigm following Novo Nordisk’s abandonment of such patent or patent application as contemplated in Section 6.02(b) or Section 6.04(c) in respect of the activities of any infringer thereof outside the Field or any patents licensed exclusively to Aradigm under Section 6.06. Novo Nordisk agrees to be joined as a party, and Aradigm agrees to pay Novo Nordisk’s reasonable litigation costs.
     Section 6.05. Pursuit of Patents. (a) The Parties agree that Aradigm’s counsel shall continue to file, prosecute and maintain all Aradigm Background IPR, Aradigm Patent Rights and Aradigm New IPR that are in each case in the Field. Aradigm shall keep Novo Nordisk reasonably informed of the progress of the applications and shall provide Novo Nordisk with copies of all substantive communications between Aradigm and the United States Patent and Trademark Office (or any other relevant patent authority). Furthermore, Aradigm shall provide Novo Nordisk with a reasonable opportunity to comment on proposed strategies and responses relating to such prosecution in the Field prior to their implementation by Aradigm’s counsel.
     (b) Aradigm’s costs for preparing, filing and prosecuting additional patent applications in respect of patents included within Aradigm Background IPR pursuant to Section 6.05(a), and the costs of maintaining any patents that may issue from such applications, shall be shared equally (i.e., 50/50) between Novo

Nordisk and Aradigm. In the event that one (1) or more patents that are part of the Aradigm Background IPR serve as the basis for recovery of damages or other monetary award pursuant to a suit, action or proceeding under Section 7.02, then any amounts received by either Party from such recovery or award shall first be used to reimburse Aradigm and Novo Nordisk for their respective expenses related to the suit, action or proceeding, then to reimburse the Parties for the preparation, prosecution and maintenance costs of such patents or patent applications (to the extent incurred pursuant to this Section 6.05(b) and not previously reimbursed), and after such reimbursement any additional amounts shall be shared 1:2 by Aradigm and Novo Nordisk respectively. Further, if Aradigm licenses such patents outside the Field, or obtains damages or other recovery by enforcing such patents outside the Field, then, after Aradigm has recovered its duly documented internal and external costs of enforcing such patents, 50% of the amount of license fees reasonably allocable to the licensing of such patents, and 50% of the amount of such damages or other recovery, shall be paid to Novo Nordisk until such time as Novo Nordisk has received an amount equal to the amount of the costs of preparing, filing and maintaining such patents (and respective applications) that were paid by Novo Nordisk hereunder, and were not previously otherwise reimbursed.
     (c) In the event that Novo Nordisk does not agree that a particular patent application should be prepared, filed or prosecuted pursuant to Section 6.05(a), Aradigm’s costs for preparing and prosecuting such application, and the costs of maintaining any patents that may issue from such application, shall be the sole responsibility of Aradigm; and any amounts received by Aradigm resulting from the granting of licenses and/or recovery of damages or other monetary awards shall belong to Aradigm. Should Aradigm decide to abandon any patent application or patent that is filed, prosecuted or maintained pursuant to this Section 6.05, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (provided that, such license shall be limited to products outside the Field for so long as Novo Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and thereafter, outside and inside the Field), with the right to sublicense.
     Section 6.06. License Option in Lieu of Ownership. In each case in which a Party has the right pursuant to this Article 6 of becoming the owner of a patent or patent application that the other Party has refused to file or otherwise decided to abandon, the Party having such right may elect (in its sole discretion and by notifying the other Party in writing) to become the exclusive licensee thereof rather than becoming the owner. If this election is made, then: (a) the electing Party will prepare, file, prosecute and/or maintain (as applicable) such patent application or patent at the electing Party’s direction and sole expense; (b) the non-electing Party shall, and hereby does, grant the electing Party a worldwide, exclusive, royalty-free license under such patent application or patent, where the scope and duration of such license will be equivalent to the scope and duration of rights such electing Party would have had if it became the owner of such patent application or patent under the applicable section of this Article 6; and (c) the non-electing Party shall continue to own such patent application or patent and shall retain for itself the same rights to the extent it would have been granted in the form of a non-exclusive license, with a right to sublicense, had the electing Party become the owner of such patent or patent application under the applicable section of this Article 6.
ARTICLE 7
Patent Cooperation
     Section 7.01. Enforcement of Patent Rights. (a) If Aradigm or Novo Nordisk, as the case may be, becomes aware of (i) an actual or potential infringement of any of the Patent Rights, Transferred Patents or Transferred Selected Pulmonary Delivery Patents by a third party practicing in the Field or an actual or potential infringement of Aradigm Patent Rights, Transferred Patents, Transferred Selected Pulmonary Delivery Patents or patent rights under the Aradigm New IPR by a third party practicing outside the Field, or (ii) the fact that a third party practicing inside or outside the Field is challenging the enforceability or validity of any of the Patent Rights, Transferred Patents or Transferred Selected Pulmonary Delivery Patents, Aradigm or Novo Nordisk, as the case may be, shall so notify Novo Nordisk or Aradigm, as the case may be, in writing within fifteen (15) days. The notice shall set forth the relevant facts (to the extent known by the notifying Party) in reasonable detail.
     (b) If Aradigm or Novo Nordisk, as the case may be, is served by a third party with legal process initiating any proceeding alleging (i) non-infringement of any Patent Rights, Transferred Patents or Transferred Selected Pulmonary Delivery Patents by such third party practicing inside or outside the Field, (ii) that such third party practicing inside or outside the Field is challenging the enforceability or validity of any Patent Rights, Transferred Patents or Transferred Selected Pulmonary Delivery Patents or (iii) anything that would adversely affect the other Party’s rights under this Agreement, including allegations of co-ownership, coinventorship, or implied or explicit license, Aradigm or Novo Nordisk, as the case may be, shall so notify Novo Nordisk or Aradigm, as the case may be, in writing within five (5) days.
     Section 7.02. Initiation of Action Relating to Patents. (a) With respect to (i) Aradigm Patent Rights or Aradigm New IPR that are licensed exclusively to Novo Nordisk hereunder, except for those which Novo Nordisk has the option of exclusively licensing under Section 6.06 in lieu of ownership, when action is deemed necessary or advisable by Novo Nordisk and Aradigm to prevent infringement of such Aradigm Patent Rights or Aradigm New IPR by a third party practicing or making preparations to practice within the Field, to enforce such Aradigm Patent Rights or Aradigm New IPR against such third party, and/or to defend against an action by such third party challenging the enforceability or the validity or asserting the noninfringement of such Aradigm Patent Rights or Aradigm New IPR, then Novo Nordisk shall have the right (but not the obligation) to initiate any action or conduct any such suit. Aradigm shall have the right to join, at its own expense, such action and/or suit and to be represented in such action and/or suit by its own counsel. Furthermore, if Aradigm is required under applicable law to join any such suit, action, or proceeding, or if the failure of Aradigm to be a party to such suit, action, or proceeding would in the opinion of counsel to Novo Nordisk prejudice Novo Nordisk’s ability to enforce the Aradigm Patent Rights or Aradigm New IPR, Aradigm shall execute all papers and perform such other acts as may be reasonably required to permit the litigation to be conducted, and Novo Nordisk shall reimburse Aradigm for its expenses relating to its joining and participation thereto. If Aradigm is required to be joined as a party in any such action by a third party practicing within the Field challenging the enforceability or validity or asserting the non-infringement of Aradigm Patent Rights or Aradigm New IPR, then upon the request of Novo Nordisk, Aradigm shall waive any objection to such joinder on the grounds of personal jurisdiction, venue or forum non conveniens.
     (b) With respect to Transferred Patents and Transferred Selected Pulmonary Delivery Patents that are licensed exclusively to Aradigm outside the Field, when action is deemed necessary or advisable by Aradigm and Novo Nordisk to prevent infringement of the Transferred Patents or Transferred Selected Pulmonary Delivery Patents by a third party practicing or making preparations to practice outside the Field, to enforce such Transferred Patents or Transferred Selected Pulmonary Delivery Patents against such third party and/or to defend against an action by such third party challenging the enforceability or the validity or asserting the noninfringement of such Transferred Patents or Transferred Selected Pulmonary Delivery Patents, then Aradigm shall have the right (but not the obligation) to initiate any action or conduct any such suit. In its determination as to whether or not any action as contemplated in the preceding sentence is necessary or advisable, Novo Nordisk shall consider in good faith Aradigm’s interests outside the Field and shall not withhold its consent to an action deemed necessary or advisable by Aradigm unless Novo Nordisk reasonably believes taking such action would have a material adverse impact on Novo Nordisk’s interests inside the Field. Novo Nordisk shall have the right to join, at its own expense, such action and/or suit and to be represented in such action and/or suit by its own counsel. Furthermore, if Novo Nordisk is required under applicable law to join any such suit, action, or proceeding, or if the failure of Novo Nordisk to be a party to such suit, action, or proceeding would in the opinion of counsel to Aradigm prejudice Aradigm’s ability to enforce the Transferred Patents or Transferred Selected Pulmonary Delivery Patents, Novo Nordisk shall execute all papers and perform such other acts as may be reasonably required to permit the litigation to be conducted, and Aradigm shall reimburse Novo Nordisk for its expenses relating to its joining and participation thereto as such expenses are incurred. If Novo Nordisk is required to be joined as a party in any such action by a third party practicing outside the Field challenging the enforceability or validity or asserting the non-infringement of the Transferred Patents or Transferred Selected Pulmonary Delivery Patents, then upon the request of Aradigm, Novo Nordisk shall waive any objection to such joinder on the grounds of personal jurisdiction, venue or forum non conveniens.
     (c) With respect to the Transferred Patents and Transferred Selected Pulmonary Delivery Patents, when action is deemed necessary or advisable by Novo Nordisk to prevent infringement of the Transferred Patents or Transferred Selected Pulmonary Delivery Patents by a third party practicing or making preparations to practice within the Field, to enforce such Transferred Patents or Transferred Selected Pulmonary Delivery Patents against such third party and/or to defend against an action by such third party challenging the enforceability or the validity or asserting the noninfringement of such Transferred Patents or Transferred Selected Pulmonary Delivery Patents, then Novo Nordisk shall have the right (but not the obligation) to initiate any action or conduct any such suit. If Aradigm is required under applicable law to join any such suit, action, or proceeding, or if the failure of Aradigm to be a party to such suit, action, or proceeding would in the opinion of counsel to Novo Nordisk prejudice Novo Nordisk’s ability to enforce the Transferred Patents or Transferred Selected Pulmonary Delivery Patents, Aradigm shall execute all papers and perform such other acts as may be reasonably required to permit the litigation to be conducted, and Novo Nordisk shall reimburse Aradigm for its expenses relating to its joining and participation thereto as such expenses are incurred. If Aradigm is required to be joined as a party in any such action by a third party practicing within the Field challenging the enforceability or validity or asserting the non-infringement of the Transferred Patents or Transferred Selected Pulmonary Delivery Patents, then upon the request of Novo Nordisk, Aradigm shall waive any objection to such joinder on the grounds of personal jurisdiction, venue or forum non conveniens.
     (d) If either (x) Novo Nordisk and Aradigm agree in accordance with the provisions set forth in Section 7.02(a) above that action is necessary, but Novo Nordisk does not commence such action within sixty (60) days of such agreement, or (y) in respect of an Aradigm Patent Right that is not a Field Claim (as defined below), Aradigm believes that action is necessary as to such Patent Right, but Novo Nordisk does not agree in the discussions above that action is necessary, then in either case Aradigm shall have the right to initiate and conduct, at its expense, an independent action against the third party infringer of the Aradigm Patent Rights or Aradigm New IPR in the Field. If Aradigm subsequently ceases to continue (other than by settlement) an action initiated or conducted under this Section 7.02(d), or such action is dismissed voluntarily or involuntarily, then Novo Nordisk shall have the right, but not the obligation to initiate, continue, and/or conduct, at its expense and subject to all other applicable provisions of this Section 7.02, an action as permitted by law against the third party within sixty (60) days of Aradigm’s ceasing to continue its action against such third party or of such dismissal. For purposes of this Section 7.02(d), a “Field Claim” is a claim in the Aradigm Patent Rights or patent rights under the Aradigm New IPR that expressly and directly is limited to activities in the Field. For purposes of Sections 7.02(a) and (d), Novo Nordisk shall not disagree, based primarily on any contractual obligations Novo Nordisk may have to a third party, with Aradigm’s belief that action is deemed necessary to prevent infringement of such Patent Rights by a third party practicing within the Field. For purposes of Sections 7.02(b) and (d), Aradigm shall not disagree, based principally on any contractual obligations Aradigm may have to a third party, with Novo Nordisk’s belief that action is deemed necessary to prevent infringement of Transferred Patents or Transferred Selected Pulmonary Delivery Patents by a third party practicing outside the Field.
     (e) If the infringement in the Field involves sales of a Directly Infringing Product (as defined below), and Novo Nordisk believes that action is necessary, but Aradigm does not agree in the discussions above that action is necessary within sixty (60) days of commencing such discussions, then Novo Nordisk shall thereafter have the right to initiate and conduct, at its expense, an action against the third party based on the Directly Infringing Product, subject to all other applicable provisions of this Section 7.02. For purposes of this Section 7.02, a “Directly Infringing Product” shall mean either (x) a disposable unit dose package intended and capable for use to deliver a medicament within the Field in a device that is a copy of, or substantially the same as, a Device used or tested by Novo Nordisk in clinical trials under this Agreement, or (y) a pulmonary delivery device intended for and capable of using disposable unit dose package that is a copy of, or substantially the same as, that utilized in a Packaged Product used or tested by Novo Nordisk in clinical trials under this Agreement. As used herein and in Section 10.05(b)(ii) and Section 10.05(c)(i), the term “substantially the same as” with respect to a device means that the two devices being compared have the same general principles of function, such as: (A) active breath control; (B) delivery of an aerosol of fine particles; and (C) an aerosol created from a liquid formulation of drug. As used herein and in Section 10.05(b)(ii) and Section 10.05(c)(i), the term “substantially the same as” with respect to a disposable unit dose package means that the two disposable unit dose packages being compared have the same general principles of function, such as: (X) liquid drug formulation; and (Y) an aerosol of fine particles created through an aerosol nozzle integrated with a flexible porous membrane.
     (f) In a suit initiated or conducted by Novo Nordisk pursuant to Sections 7.02(a), (c), (d) or (e), in the initiation, conduct and settlement of the suit Novo Nordisk shall consider in good faith the interests of Aradigm, both inside and outside the Field. Novo Nordisk shall keep Aradigm reasonably informed of the progress of the suit, action, or proceeding, and shall provide Aradigm in a manner reasonably designed to preserve attorney-client privilege with copies of all substantive communications relating to the suit, action, or proceeding , subject to confidentiality obligations to third parties. To the extent that Aradigm believes that a particular strategy for conduct and/or settlement of the suit proposed by Novo Nordisk would have a material adverse impact on Aradigm’s activities outside the Field and/or Aradigm’s interests outside the Development Program, the Parties agree to meet and discuss in good faith an alternative strategy to address Aradigm’s concerns, and Novo Nordisk shall not proceed with any strategy without Aradigm’s approval, which shall not be unreasonably withheld or delayed. Aradigm shall fully cooperate with and supply all assistance reasonably requested by Novo Nordisk in an action conducted by Novo Nordisk under Sections 7.02(a), (c), (d) or (e) above, and Novo Nordisk shall reimburse Aradigm for its costs and expenses relating thereto.
     (g) In a suit initiated or conducted by Aradigm pursuant to Section 7.02(b) or (d), in the initiation, conduct and settlement of the suit Aradigm shall consider in good faith the interests of Novo Nordisk both inside and outside the Field. Aradigm shall keep Novo Nordisk reasonably informed of the progress of the suit, action, or proceeding, and shall provide Novo Nordisk in a manner reasonably designed to preserve attorney-client privilege with copies of all substantive communications relating to the suit, action, or proceeding, subject to confidentiality obligations to third parties. To the extent that Novo Nordisk believes that a particular strategy for conduct and/or settlement of the suit proposed by Aradigm would have a material adverse impact on Novo Nordisk’s interests in the Field, the Parties agree to meet and discuss in good faith an alternative strategy to address Novo Nordisk’s concerns, and Aradigm shall not proceed with any strategy without Novo Nordisk’s approval, which shall not be unreasonably withheld or delayed. Novo Nordisk shall fully cooperate with and supply all assistance reasonably requested by Aradigm in such action.
     (h) In any suit initiated or conducted by Novo Nordisk pursuant to Sections 7.02(a), (c), (d) or (e), all internal and external costs and expenses of every kind and character incurred by Novo Nordisk, including attorney’s fees, involved in the prosecution of the suit, shall be the responsibility of Novo Nordisk. In any suit initiated or conducted by Aradigm pursuant to Section 7.02(b) or (d), all internal and external costs and expenses of every kind and character incurred by Aradigm, including attorney’s fees, involved in the prosecution of the suit, shall be the responsibility of Aradigm.
     (i) Any damages or other monetary or non-monetary awards recovered in such a suit initiated or conducted by Novo Nordisk pursuant to Section 7.02(a), (c), (d) or (e), or by Aradigm pursuant to Section 7.02(d), shall be allocated to the Parties in the following manner: First, Novo Nordisk and Aradigm shall be reimbursed for their respective internal and external expenses (including reasonable attorney’s fees and costs) incurred in the suit (to the extent not previously reimbursed in accordance with Section 6.05(b)); and, second, the remaining balance from such recovery shall be shared by Novo Nordisk and Aradigm according to the following formula: [2:1] Novo Nordisk:Aradigm. If the recovery is less than both Parties’ costs, the recovery shall be allocated on a pro rata basis based on each Party’s internal and external expenses. The determination of the value of non-monetary benefits or awards shall be through mutual agreement between the parties. If an agreement cannot be reached between the Parties, then the fair value of such non-monetary benefits or awards shall be established by arbitration conducted as provided for in Section 11.01. Any damages or other monetary or non-monetary awards recovered in such a suit initiated and conducted by Aradigm pursuant to Section 7.02(b) shall be retained entirely by Aradigm.
     (j) Notwithstanding the above provisions, with respect to Novo Nordisk Patent Rights and patents included in the Novo Nordisk New IPR, Novo Nordisk shall bear the sole responsibility for initiating and conducting any suits to defend such rights; shall bear all costs of such suits; shall have the right to settle any such suit without consulting with Aradigm; and shall retain the full recovery from such suit. Novo Nordisk will keep Aradigm reasonably informed of the status of any such threatened, pending, or actual suit or proceeding regarding the Novo Nordisk Patent Rights involving activity in the Field.
     (k) Notwithstanding anything else contained herein, with respect to any practice or activity outside the Field, Aradigm (or its licensees, as applicable) shall have the sole right and responsibility for initiating and conducting any suits to defend or enforce the Aradigm Patent Rights and patents included in the Aradigm New IPR against practice outside the Field and shall bear all costs of such suits. To the extent that such a suit or proceeding could have a material impact on Novo Nordisk’s interests in the Field, Aradigm shall keep Novo Nordisk reasonably informed of the status of any such suit or proceeding regarding Aradigm Patent Rights or patents included in the Aradigm New IPR outside the Field and shall offer Novo Nordisk an opportunity to comment on Aradigm’s strategy in conducting, and/or settling such suit, to the extent not prevented by confidentiality or other contractual obligations to third parties. Subject to the preceding provision, Aradigm shall have the right to settle any such suit without consulting with Novo Nordisk and shall retain the full recovery from such suit.
     (l) For any of the disclosure or notification obligations of the Parties hereunder, it is understood that all information disclosed under such obligations is covered by the confidentiality provisions set forth in Article 8, and further that neither Party shall be required, by such obligations, to disclose privileged information (e.g., information protected by work product and/or attorney client privilege) or information in respect of which such Party is subject to confidentiality or other contractual obligations to third parties. However, each Party agrees to use reasonable efforts to disclose the substance of any such information in a manner that does not destroy the privilege, and the Parties shall use good faith efforts to work together to establish a procedure or relationship that enables the disclosure of such privileged information without destroying the privilege.
     Section 7.03. Interferences. (a) With respect to Aradigm Patent Rights and Aradigm New IPR that are licensed to Novo Nordisk under Article 3, in the event that any of such Aradigm Patent Rights or Aradigm New IPR are subject to an interference action in the United States Patent and Trademark Office, Aradigm shall provide Novo Nordisk with copies of all communications relating to the interference action and shall keep Novo Nordisk reasonably informed of the progress of the interference action. Furthermore, Aradigm shall not enter into any settlement agreement or take other dispositive action in the interference without giving good faith consideration to Novo Nordisk’s interests and concerns, and if such action would have a material adverse impact on Novo Nordisk’s activities in the Field, without obtaining the prior consent of Novo Nordisk (which consent shall not be unreasonably withheld or delayed); and (b) With respect to Transferred Patents and Transferred Selected Pulmonary Delivery Patents that are licensed to Aradigm under Article 3, in the event that any of such Transferred Patents or Transferred Selected Pulmonary Delivery Patents are subject to an interference action in the United States Patent and Trademark Office, Novo Nordisk shall provide Aradigm with copies of all communications relating to the interference action and shall keep Aradigm reasonably informed of the progress of the interference action. Furthermore, Novo Nordisk shall not enter into any settlement agreement or take other dispositive action in the interference without giving good faith consideration to Aradigm’s interests and concerns, and if such action would have a material adverse impact on Aradigm’s activities outside the Field, without obtaining the prior consent of Aradigm (which consent shall not be unreasonably withheld or delayed).
     Section 7.04. Defense and Settlement of Third Party Patent Claims. (a) If conduct of the Development Program or the manufacture, use, marketing, or sale of a Device or Packaged Product results in a claim, suit, action, or proceeding by a third party against a Party for patent infringement of such third party’s patent rights (a “Field Infringement”), the Party first having notice of such claim of Field Infringement shall notify the other Party in writing within fifteen (15) days. The notice shall set forth the facts of the claim (to the extent known by the Party having notice) in reasonable detail.
     (b) If during the term of this Agreement, a third party makes or attempts to enforce a claim, files suit, or initiates a proceeding or any action that has the potential to affect enforceability, validity, or exclusivity of any Patent Rights or Transferred Patents or Transferred Selected Pulmonary Delivery Patents that would materially affect rights within the Field, then the Party having notice shall notify the other Party in writing within fifteen (15) days. Any notice to be provided pursuant to this Section 7.04(b) shall set forth the facts (to the extent known by the Party having notice) in reasonable detail.
     (c) Within fifteen (15) days of notification under Section 7.04(a) or Section 7.04(b), if applicable and upon agreement of the Parties, a senior officer of each Party shall meet to discuss in good faith and agree upon a strategy for responding to such third party suit, action, or proceeding, which strategy shall accommodate both Parties’ commercial interests and investment in the Development Program. To the extent that the Parties cannot agree to such a strategy for conduct and/or settlement of the proceeding or suit, then the Party that is the subject of such proceeding or suit may conduct or settle such suit in its sole discretion, unless the other Party agrees in writing to assume the defense of such action and bear the cost of such defense and settlement or any final judgment at its own expense; provided that, the Party assuming the defense of such proceeding or suit shall bear only the excess of the cost of any final settlement or judgment over the cost to which the Party that is the subject of the proceeding or suit was to have paid in any proposed final settlement that such Party had agreed to pay prior to the assumption of the defense by the other Party.
     Section 7.05. Sharing Of License Revenue. In the event Novo Nordisk grants any license under any or all of the Transferred Patents and Transferred Selected Pulmonary Delivery Patents in the Field (other than a license of the Transferred Patents and Transferred Selected Pulmonary Delivery Patents by Novo Nordisk to its customers or Joint Marketing Partners, which shall not be subject to the revenue share described in the following clause), any revenue received in respect of such license shall be shared by Aradigm and Novo Nordisk according to the following formula: [2:1] Novo Nordisk: Aradigm. Notwithstanding the foregoing, if such license is granted by Novo Nordisk in connection with the settlement of a suit initiated or conducted by Novo Nordisk pursuant to Section 7.02 (a), (c), (d) or (e) or by Aradigm pursuant to Section 7.02(d), and the Parties’ expenses of suit have not otherwise been fully reimbursed pursuant to Section 7.02(i), then license revenue shall first be applied to reimbursement of such expenses until they are fully reimbursed. License revenue shall include license fees, milestones, royalties and other amounts received in respect of such license. If any non-monetary compensation is received by Novo Nordisk, then Novo Nordisk will pay Aradigm for its share in cash based on the fair value of such non-monetary compensation, as established by mutual agreement of the Parties. If an agreement cannot be reached between the Parties, then the fair value of such non-monetary consideration shall be established by arbitration conducted as provided in Section 11.01.
ARTICLE 8
Secrecy
     Section 8.01. Confidentiality. (a) Each Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (b)(i) below to use, the Confidential Information only in connection with the Transaction Agreements, and the exercise of its rights hereunder and not for any other purpose.
     (b) Each Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

     (i) to such Party s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Party,
     (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, such Party shall give the other Party prompt notice of such request(s), to the extent practicable, so that such other Party may seek an appropriate protective order or similar relief (and the Party shall cooperate with such efforts by such other Party, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),
     (iii) to any governmental or regulatory authority or agency in order to obtain from such authority or agency any authorization required or contemplated by this Agreement or any of the other Transaction Agreements as long as such authority or agency is advised of the confidential nature of such information, or
     (iv) as mutually agreed between the Parties.
     (c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against any Party.
     (d) For purposes of this Section 8.01, “Confidential Information” means any information concerning this Agreement or the Parties respective rights and obligations hereunder, including trade secrets, business methods, cost, manufacturing and customer information and information relating to the Patent Rights, the Transferred Patents, the Transferred Selected Pulmonary Delivery Patents and the Know-How in the possession of or furnished to a Party by the other Party; provided that, the term “Confidential Information” does not include information to the extent that it (i) is or becomes generally available to the public other than as a result of a disclosure by a Party or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or any of the Transaction Agreements, (ii) is or was available to such Party on a non-confidential basis (as demonstrated by the written records of such Party) prior to its disclosure to such Party by the other Party or (iii) was or becomes available to such Party on a non-confidential basis from a source other than the other Party, which source is or was (at the time of receipt of the relevant information) not, to the best of such Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other Party or another Person.

     Section 8.02. Publication Planning. Novo Nordisk shall be solely responsible for all publication planning, it being understood that Novo Nordisk will endeavor to present to the Review Committee its overall publication planning strategy relating to the Development Program in good time prior to implementation and will in such event in good faith consider any reasonable suggestion made by Aradigm for amendments to such strategy, it being at all times understood that Novo Nordisk shall not be entitled to publish or present any information covered by Section 8.01 without the prior written consent of Aradigm. For other publications or public presentations not covered by Novo Nordisk’s publication planning hereunder, Novo Nordisk shall be solely responsible for any publication in any technical or scientific article or other presentation of any of the results of the Development Program; provided that, Novo Nordisk shall not publish or publicly present any conclusions regarding the safety and efficacy of the Device and Packaged Product and/or pulmonary delivery of drugs without first: (a) providing Aradigm a draft of such publication or public presentation; and (b) obtaining the prior written consent of Aradigm for the release of such publication or public presentation, such consent not to be unreasonably withheld or delayed. For purposes of this Section 8.02, Aradigm shall be deemed to have consented to the release of such draft publication or public presentation if it shall not have provided comments to such draft publication or public presentation to Novo Nordisk in writing within ten (10) days of its receipt thereof.
     Section 8.03. Term of Confidentiality Provisions. This Article 8 shall remain in force for ten (10) years from the date of termination of this Agreement.
ARTICLE 9
Notice
     Section 9.01. Notice. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied, if to Aradigm, to:
Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Attention: Chief Financial Officer
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

     with a copy to:
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attention: James C. Kitch
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400
     if to Novo Nordisk, to:
Novo Nordisk A/S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 41 35
     and
Attention: Vice President, Business Development
Telephone: + 45 44 42 39 00
Telefax: + 45 44 42 16 98
     or to such other addresses and telecopier numbers as may from time to time be notified by either Party to the other hereunder.
     Section 9.02. Deemed Receipt of Notice. Any notice sent by registered airmail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty-four (24) hours after dispatch. Notice of change of address shall be effective upon receipt.
ARTICLE 10
Term and Termination
     Section 10.01. Term. This Agreement shall commence on the date hereof and shall continue in full force and legal effect thereafter until terminated in accordance with this Article 10.
     Section 10.02. Termination by Novo Nordisk. (a) Novo Nordisk shall have the right to terminate this Agreement at its sole discretion upon one hundred and twenty (120) days’ prior written notice to Aradigm.
     (b) Novo Nordisk shall also have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Aradigm in the event that Aradigm shall have committed a material breach of this Agreement or any of the other Transaction Agreements and shall have failed to remedy such breach within sixty (60) days of written notice of such breach.

     Section 10.03. Termination by Aradigm. (a) Aradigm shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Novo Nordisk in the event that Novo Nordisk shall have committed a material breach of this Agreement and shall have failed to remedy such breach within sixty (60) days of written notice of such breach; provided that, notwithstanding the foregoing, Novo Nordisk shall have one hundred twenty (120) days following written notice by Aradigm to remedy any breach of the obligations set forth in Section 2.05(a)-(d).
     Section 10.04. Termination By Either Party. Either Party, in addition to any other remedies available to it in law, may terminate this Agreement upon written notice to the other Party in the event such other Party shall
     (a) become insolvent or bankrupt;
     (b) make an assignment for the benefit of its creditors;
     (c) appoint a trustee or receiver for itself for all or a substantial part of its property, seek reorganization, liquidation, dissolution, a winding arrangement, composition or readjustment of its debts;
     (d) have its controlling interests acquired by a third party manufacturer of an approved insulin product or an insulin product under clinical development at any time unless such manufacturer promptly and expressly assumes and agrees in writing to be directly bound by the terms of this Agreement; or
     (e) have its controlling interest acquired by any company reasonably deemed to be a competitor by Novo Nordisk or Aradigm, as applicable, unless such company promptly and expressly assumes and agrees in writing to be directly bound by the terms of this Agreement.
     Section 10.05. Rights and Obligations of the Parties after Termination. (a) In the event that either Party terminates this Agreement, (i) Aradigm shall retain its perpetual licenses under Section 3.03 and (ii) both Parties shall retain perpetual, world-wide, non-exclusive, royalty-free, licenses, to Aradigm New IPR and Novo Nordisk New IPR Made Jointly by Aradigm and Novo Nordisk, to the extent not already owned by such Party, to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within and outside the Field; provided that, in the event of termination by Novo Nordisk in accordance with the provisions set forth in Section 10.02(b) or Section 10.04, and in the event that Novo Nordisk elects to continue the Development Program pursuant to Section 10.05(b)(i), the license retained by Novo Nordisk hereunder shall be exclusive within the Field and non-exclusive outside the Field.
     (b) In the event that Novo Nordisk terminates this Agreement in accordance with the provisions set forth in Section 10.02(b) or Section 10.04, the Parties hereto shall have the following additional rights and obligations:

     (i) in the event that Novo Nordisk, in its notice of termination, informs Aradigm of Novo Nordisk’s intent to continue the Development Program: (1) Novo Nordisk shall retain its licenses under Section 3.01 and shall pay royalties under Section 5.01 until the later of (A) the date that is ten (10) years from First Marketing of any Packaged Product and the Device and (B) the expiration date of the last patent (including any Transferred Patent and any Transferred Selected Pulmonary Delivery Patent) that covers the Packaged Product and the Device and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory, and (2) all rights and obligations of the Parties under Sections 2.02, 2.03, 2.04, 2.08, 4.01, 6.03 and 6.04 will terminate. For the avoidance of doubt, the remaining provisions of this Agreement will survive, including Novo Nordisk’s license rights and payment obligations (as set forth in (1) above) and Novo Nordisk’s obligation to expend Diligent Efforts to clinically develop and register the Insulin Compound Packaged Product and the Device for Broad Regulatory Approval in the United States and the European Union.
     (ii) in the event that Novo Nordisk fails to provide Aradigm with written notice of its intent to continue the Development Program pursuant to Section 10.05(b)(i), (A) the license granted to Novo Nordisk under Section 3.01, and to its permitted sublicensees thereunder, shall immediately terminate, (B) Aradigm shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-free license under the Transferred Patents and Transferred Selected Pulmonary Delivery Patents to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with a right to sublicense and (C) Novo Nordisk shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing, license, with the right to sublicense its customers and Joint Marketing Partners in accordance with Section 3.02, under the Aradigm Patent Rights, Aradigm Know-How and Aradigm New IPR to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export pulmonary products (other than Packaged Products, Devices or products that are substantially the same as such Packaged Products or Devices) in the Field. In such case, in consideration of the rights which Novo Nordisk has obtained in Aradigm Patent Rights, Aradigm Background IPR, Aradigm Know-How, Aradigm New IPR, Transferred Patents and Transferred Selected Pulmonary Delivery Patents, Novo Nordisk shall pay to Aradigm a royalty on Net Sales within the Field (by any member of the Novo Nordisk Affiliate Group or any permitted sublicensee thereof), if any, of pulmonary products that use, or are covered by, any Aradigm Know-How or any know-how included in the Aradigm New IPR, or that are covered by any Transferred Patents, Transferred Selected Pulmonary Delivery Patents, Aradigm Patent Rights or any patents included in the Aradigm New IPR. Such royalty shall be payable until the later of: (A) the date that is ten (10) years from First Marketing of such pulmonary product; and (B) the expiration date of the last patent (including any Transferred Patent or any Transferred Selected Pulmonary Delivery Patent) that covers such pulmonary product and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory. The rate for such royalty shall be determined in accordance with the provisions set forth in Section 5.03(a) in respect of the applicable patents and know-how, but in no event shall such royalty exceed: (X) in the case of any pulmonary products using an Alternative Technology to deliver a specific insulin or insulin analog class, (1) for a First Marketed Product and Device, three and one quarter percent (3.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period, four percent (4.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period, and five percent (5.00%) of Net Sales thereof during the applicable Stage 3 Commercialization Period or (2) for any Later Marketed Product and Device, four and one-quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and five percent (6.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period; and (Y) for any other pulmonary products, four and one-quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and five percent (5.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period.
     (c) In the event that Novo Nordisk terminates this Agreement in accordance with any provision contained herein other than as set forth in Section 10.02(b) or Section 10.04, the Parties hereto shall have the following additional rights and obligations:
     (i) The license granted to Novo Nordisk under Section 3.01, and to its permitted sublicensees thereunder, shall immediately terminate, and Novo Nordisk shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing license, with the right to sublicense its customers and Joint Marketing Partners in accordance with Section 3.02, under the Aradigm Patent Rights, Aradigm Know-How and Aradigm New IPR to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export pulmonary products (other than Packaged Products, Devices or products that are substantially the same as such Packaged Products or Devices) in the Field. In such case, in consideration of the rights which Novo Nordisk has obtained in Aradigm Patent Rights, Aradigm Background IPR, Aradigm Know-How, Aradigm New IPR, Transferred Patents and Transferred Selected Pulmonary Delivery Patents, Novo Nordisk shall pay to Aradigm a royalty on Net Sales within the Field (by any member of the Novo Nordisk Affiliate Group or any permitted sublicensee thereof), if any, of pulmonary products that use, or are covered by, any Aradigm Know-How or any know-how included in the Aradigm New IPR, or that are covered by any Transferred Patents, Transferred Selected Pulmonary Delivery Patents, Aradigm Patent Rights or any patents included in the Aradigm New IPR. Such royalty shall be payable until the later of: (A) the date that is ten (10) years from First Marketing of such pulmonary product; and (B) the expiration date of the last patent (including any Transferred Patent or any Transferred Selected Pulmonary Delivery Patent) that covers such pulmonary product and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory. The rate for such royalty shall be determined in accordance with the provisions set forth in Section 5.03(a) in respect of the applicable patents and know-how, but in no event shall such royalty exceed: (X) in the case of any pulmonary products using an Alternative Technology to deliver a specific insulin or insulin analog class, (1) for a First Marketed Product and Device, three and one quarter percent (3.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period, four percent (4.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period, and five percent (5.00%) of Net Sales thereof during the applicable Stage 3 Commercialization Period; or (2) for any Later Marketed Product and Device, four and one-quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and five percent (5.00%) of Net Sales during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period; and (Y) for any other pulmonary products, four and one-quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and five percent (5.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period;
     (ii) Aradigm shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing (as described below in this Section 10.05(c)(ii)) license, with the right to sublicense, under the Novo Nordisk Know-How and know-how included within Novo Nordisk New IPR and certain claims under the Novo Nordisk Patent Rights and the patents included within Novo Nordisk New IPR, which are necessary to develop, manufacture, use, market, distribute, sell, offer for sale, import and/or export: (1) the Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device and/or later generation pulmonary products in the Field derived from such Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device; and (2) any pulmonary drug delivery product outside the Field. Novo Nordisk shall in good faith specify in writing to Aradigm promptly following termination the patent claims that describe such Insulin Compound formulation to enable Aradigm to practice its rights under the foregoing license, as further described below; provided that, if Aradigm notifies Novo Nordisk in writing of any additional claims that Aradigm believes are necessary to practice such license, then the Parties shall meet and discuss in good faith whether to specify such additional claims. For the avoidance of doubt, Aradigm’s license with respect to the Insulin Compound Packaged Product under the Novo Nordisk Know-How and the know-how included within the Novo Nordisk New IPR and the specific claims under the Novo Nordisk Patent Rights and the patents included in the Novo Nordisk New IPR permit Aradigm to make only (a) the exact formulation of the Insulin Compound as it exists at the time of termination; (b) a formulation of such Insulin Compound with a lower (but not higher) concentration of insulin, in each case falling within the concentration ranges in the specified claims; (c) subject to (b) above, a formulation of such Insulin Compound that increases or decreases the range of excipients or other non-Insulin Compound components included within such existing formulation, provided such excipients or other non-Insulin Compound components remain within a range of two (2) times the quality specification for such component; and/or (d) a formulation of such Insulin Compound to which excipients or other components may be added or deleted provided such additional excipients or other compounds do not infringe any intellectual property rights of Novo Nordisk or any of its Affiliates, other than such intellectual property rights licensed to Aradigm under this Section 10.05(c)(i). Within the Field, such license shall be royalty-free prior to First Marketing of any Packaged Product and/or Device by Aradigm or its sublicensees; after such First Marketing, such license shall bear a royalty of (A) two and seven-tenths percent (2.70%) of Net Sales (by Aradigm, any of its Affiliates or permitted sublicensees) of Device and Packaged Products falling within (a)-(d) above for the first four (4) years following First Marketing and thereafter four percent (4.00%) of such Net Sales of the Packaged Product and the Device; and (B) four percent (4.00%) of Net Sales (by Aradigm, any of its Affiliates or sublicensees) of later generation pulmonary products derived from such Device and/or Packaged Products. Outside the Field, such royalty shall bear a royalty determined in accordance with the provisions set forth in Section 5.03(a). Additionally, Aradigm shall retain its licenses under Sections 3.03(b) and (c), which licenses shall be expanded to include the ability to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product inside the Field (provided, however, that the license in Section 3.03(c) shall be non-exclusive inside the Field); and
     (iii) Novo Nordisk shall supply insulin to Aradigm in accordance with the provisions set forth in Section 10.05(f) until the date of the first Regulatory Submission if, and only if, Novo Nordisk shall have terminated this Agreement prior to First Marketing of the Insulin Compound Packaged Product and the Device.
     (d) In the event that Aradigm terminates this Agreement in accordance with the provisions set forth in Section 10.03 or Section 10.04, Aradigm shall be,

and hereby is, granted a perpetual, world-wide, non-exclusive license, with the right to sublicense, under the Novo Nordisk Know-How and know-how included within Novo Nordisk New IPR and certain claims under the Novo Nordisk Patent Rights and the patents included within Novo Nordisk New IPR, which are necessary to develop, manufacture, use, market, distribute, sell, offer for sale, import and/or export: (1) the Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device and/or later generation pulmonary products in the Field derived from such Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device; and (2) any product outside the Field. Such royalty shall be royalty-free in the Field and royalty-bearing (as determined in accordance with the provisions set forth in Section 5.03(a)) outside the Field. Novo Nordisk shall in good faith specify in writing to Aradigm promptly following termination the patent claims that describe such Insulin Compound formulation to enable Aradigm to practice its rights under the foregoing license, as further described below; provided that, if Aradigm notifies Novo Nordisk in writing of any additional claims that Aradigm believes are necessary to practice such license, then the Parties shall meet and discuss in good faith whether to specify such additional claims. For the avoidance of doubt, Aradigm’s license with respect to the Insulin Compound Packaged Product under the Novo Nordisk Know-How and the know-how included within the Novo Nordisk New IPR and the specific claims under the Novo Nordisk Patent Rights and the patents included in the Novo Nordisk New IPR permit Aradigm to make only (a) the exact formulation of the Insulin Compound as it exists at the time of termination; (b) a formulation of such Insulin Compound with a lower (but not higher) concentration of insulin, in each case falling within the concentration ranges in the specified claims; (c) subject to (b) above, a formulation of such Insulin Compound that increases or decreases the range of excipients or other non-Insulin Compound components included within such existing formulation, provided such excipients or other non-Insulin Compound components remain within a range of two (2) times the quality specification for such component; and/or (d) a formulation of such Insulin Compound to which excipients or other components may be added or deleted provided such additional excipients or other compounds do not infringe any intellectual property rights of Novo Nordisk or any of its Affiliates, other than such intellectual property rights licensed to Aradigm under this Section 10.05(d). Additionally, Aradigm shall retain its licenses under Sections 3.03(b) and (c), which licenses shall be expanded to include the ability to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product inside the Field (provided, however, that the license in Section 3.03(c) shall be non-exclusive inside the Field). In the event that Aradigm terminates this Agreement prior to the first Regulatory Submission of the Insulin Compound Packaged Product and the Device, Novo Nordisk shall supply insulin to Aradigm in accordance with the provisions set forth in Section 10.05(f).
     (e) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, other than in accordance with the provisions set forth in Section 10.02(b) or Section 10.04 as and to the extent requested in writing by Aradigm, Novo Nordisk will cooperate with Aradigm to transfer the technology and any related development or production equipment (as specified by Aradigm) back to Aradigm, and Aradigm will pay Novo Nordisk: (i) for its transfer activities (on terms and conditions substantially similar to those set forth in the Transition Services Agreement and the Restructuring Agreement); and (ii) the replacement value for any custom-made equipment and the fair market value for any equipment that is not custom-made to Novo Nordisk for any such equipment; provided that, Novo Nordisk shall be entitled to payment of fair market value for any custom-made equipment in respect of which Novo Nordisk does not provide Aradigm with reasonably satisfactory evidence of its intention to replace such equipment. Additionally, Aradigm shall be entitled to use the data generated under the Development Program to work with a third party and shall have reasonable access to the relevant sections of applicable regulatory filings by any member of the Novo Nordisk Affiliate Group; provided that, it is expressly understood that neither Aradigm nor any marketing partner of Aradigm shall have access to any Regulatory Approval in respect of Novo Nordisk bulk insulin or Novo Nordisk Know-How, production process details or other information relating to the production of bulk insulin by Novo Nordisk or any of its Affiliates.
     (f) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, other than in accordance with the provisions set forth in Section 10.02(b) or Section 10.04 and if, and only if, such termination occurs prior to First Marketing of the Insulin Compound Packaged Product and the Device, Novo Nordisk shall supply insulin [****] to Aradigm until the earliest of (i) notice to Novo Nordisk by Aradigm that it no longer needs such supply, (ii) the first Regulatory Submission for the Insulin Compound Packaged Product and the Device in the United States or the European Union and (iii) the tenth (10th) anniversary of the date of termination of this Agreement.
     (g) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, Aradigm agrees that it will not use, directly or indirectly, any Novo Nordisk Know-How or other confidential information received from Novo Nordisk pursuant to this Agreement, and Novo Nordisk agrees that it will not use, directly or indirectly, any Aradigm Know-How or other confidential information received from Aradigm pursuant to this Agreement, in either case other than as expressly provided herein.
     (h) Upon termination of this Agreement, Aradigm undertakes to return, upon Novo Nordisk’s written request, all written documentation embodying Novo Nordisk Know-How and any and all remaining Program Compound to Novo Nordisk, except and to the extent retention thereof is reasonably necessary during any post termination period in which Novo Nordisk continues to supply insulin to Aradigm. In the event that Aradigm terminates this Agreement in accordance with the provisions set forth in Section 10.03, Novo Nordisk shall return, upon Aradigm’s written request, all written documentation embodying Aradigm Know- How to Aradigm.

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 10.06. Additional Effects of Termination or Expiration. Termination or expiration of this Agreement shall not affect the continuing validity and enforceability of Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 6.01, 6.02, 6.06, Articles 7, 8, 9, 10, 11 and 12 and the applicable definitions in Article 1 of this Agreement. All confidential information provided under the Agreement shall be returned to the respective Parties within ninety (90) days of the termination date, except as otherwise contemplated by this Agreement and except as to confidential information required by the Parties to exercise their respective rights under this Agreement.
ARTICLE 11
Dispute Resolution and Governing Law
     Section 11.01. Dispute Resolution. (a) All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the Parties. If the Parties cannot agree on an amicable settlement within thirty (30) days from written submission of the matter by one Party to the other Party, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the Arbitration Rules of the American Arbitration Association.
     (b) The arbitration tribunal shall be composed of three disinterested arbitrators, appointed pursuant to the following procedure: the Party invoking arbitration shall notify the other Party stating the substance of its claim and the name and address of the arbitrator it has chosen, who may be a citizen of any country. Within thirty (30) days of receipt of such notification, the other Party shall notify the first party of its answer to the claim made, any counterclaim that it wishes to assert in the arbitration, and the name and address of its arbitrator, who may be a citizen of any country. If this is not done within the 30-day period, appointment of the second arbitrator shall be made in accordance with the Arbitration Rules of the American Arbitration Association upon request of the initiating Party.
     (c) The arbitrators shall choose a third arbitrator, who shall serve as president of the tribunal thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed in accordance with the Arbitration Rules of the American Arbitration Association upon the request of the arbitrators or either of the Parties.
     (d) The arbitrators shall decide the dispute by majority decision and in accordance with the laws of the State of New York. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signatures of at least two arbitrators. It shall also identify the members of the arbitration tribunal, and the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the Party who shall be charged therewith or the allocation of the expenses between the Parties at the discretion of the tribunal.
     (e) The arbitration decision shall be rendered as soon as possible, not later, however, if possible, than six months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon both Parties and the Parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award granted pursuant to an arbitration decision thereunder shall be enforceable against the Parties in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.
     (f) The seat of arbitration shall be New York City, unless the Parties otherwise agree in writing. The official arbitration language shall be English.
     Section 11.02. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.
ARTICLE 12
Miscellaneous
     Section 12.01. Bankruptcy Code Considerations. (a) The Parties agree that this Agreement is an “executory contract” (involving continuing executory obligations of Aradigm to provide licenses of the Aradigm Patent Rights, the Aradigm New IPR and the Aradigm Know-How, Novo Nordisk to provide licenses of the Transferred Patents, Transferred Selected Pulmonary Delivery Patents, Novo Nordisk Patent Rights, Novo Nordisk New IPR and the Novo Nordisk Know-How, and continuing executory obligations to pay royalties hereunder), under which Aradigm and Novo Nordisk, as the case may be, is a “licensor of a right to intellectual property,” and that this Agreement is governed under 11 U.S.C. § 365(n) of the United States Bankruptcy Code (“Bankruptcy Code”).
     (b) The Parties further agree that the Aradigm Patent Rights, the Aradigm New IPR and the Aradigm Know-How, the Transferred Patents, Transferred Selected Pulmonary Delivery Patents, Novo Nordisk Patent Rights, Novo Nordisk New IPR and the Novo Nordisk Know-How collectively constitute the “intellectual property” (as such term is defined in Section 11 U.S.C. § 101(35A) of the Bankruptcy Code) being licensed hereunder. If a Party as debtor in possession or a trustee of bankruptcy for a Party in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its rights under this Agreement as provided for in 11 U.S.C. § 365(n). In addition, if a Party as debtor in possession or a trustee of bankruptcy for a Party in a case under the Bankruptcy Code chooses to assign this Agreement to any Person as may be permitted under the Bankruptcy Code, such Party or such trustee shall only assign this Agreement to an assignee that, in conformity with Section 11

U.S.C. § 365(f) of the Bankruptcy Code, affirmatively agrees to assume all of such Party’s obligations under this Agreement, and that provides adequate assurance of future performance.
     Section 12.02. Binding Agreement. This Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the date hereof.
     Section 12.03. Severability. If any provision in any Article of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such other Article in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties. However, if the intent of the Parties cannot be preserved, this Agreement shall be either renegotiated or terminated.
     Section 12.04. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.
     (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     Section 12.05. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.
     Section 12.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto, except pursuant to the provisions of Articles 3 and 10.
     Section 12.07. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. No provision of this Agreement is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

     Section 12.08. Entire Agreement. This Agreement, the other Transaction Agreements, the Patent Assignment and the Loan and Security Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.
[SIGNATURE PAGE FOLLOWS]

ARADIGM CORPORATION

By:

Name:
Title:

NOVO NORDISK A/S

By:

Name:
Title:

Appendix A
Transferred Patents

Terminal
Patent	Disclaimer	Patents/Applications
No./Application	Filed As of	Related by Terminal
Serial No.	June 30, 2006	Disclaimer

[****]

Patent No./		Corresponding or Related
Serial No.	Foreign Filed	Patents/Applications Filed

[****]

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix B
Transferred Selected Pulmonary Delivery Patents
Patent No.
[****]

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended